Exhibit 10.3

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

Amended and restated generally effective January 1, 2015

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TABLE OF CONTENTS

THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

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THE HANOVER INSURANCE GROUP

RETIREMENT SAVINGS PLAN

ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN AND RESTATED PLAN

1.01     Name of Plan.  The name of the Plan is The Hanover Insurance Group Retirement Savings Plan.  Prior to January 1, 2005, the Plan was known as “The Allmerica Financial Employees’ 401(k) Matched Savings Plan”.  Effective January 1, 2005, the Plan became known as “The Allmerica Financial Retirement Savings Plan”.  Effective December 1, 2005, the Plan became known as “The Hanover Insurance Group Retirement Savings Plan”.

1.02     Purpose.  This Plan has been established for the exclusive benefit of the Plan Participants and their Beneficiaries and as far as possible shall be administered in a manner consistent with this intent and consistent with the requirements of Code Section 401.

Subject to Sections 15.04 and 18.05, under no circumstances shall any contributions made to the Plan be used for, or be diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries.

1.03     Plan and Plan Restatement Effective Date.  The effective date of this Plan was November 22, 1961.  The effective date of this amended and restated Plan is January 1, 2015 (except for those provisions of the Plan which have an alternative effective date).  Except to the extent otherwise specifically provided herein, the provisions of the amended and restated Plan as set forth herein shall apply to a  Participant who is employed by the Employer on or after January 1, 2015.  The rights and benefits of any Participant whose employment with the Employer terminated prior to January 1, 2015,  shall be determined in accordance with the provisions of the Plan as in effect from time to time prior to January 1, 2015,  provided, however, that if the Account balance of any such Participant has not been completely distributed before January 1, 2015, then such Account balance shall be invested, accounted for and distributed in accordance with the provisions of the Plan as set forth in this document except as otherwise required by applicable law or as otherwise specifically provided herein.

ARTICLE II

DEFINITIONS

The terms defined in this Article shall have the meanings stated herein unless the context clearly indicates otherwise.

2.01     “Accrued Benefit” shall mean the sum of the balances in a Participant’s 401(k) Account, Roth Elective Deferral Account,  Match Contribution Account, Non-Elective

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Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account.

2.02     “Account” shall mean an account established and maintained pursuant to Section 8.01 for each Participant, when appropriate, to account for the Participant’s Accrued Benefit.

2.03     (a)      “Affiliate” shall mean any corporation affiliated with the Employer through the action of such corporation’s board of directors and the Employer’s Board of Directors.

(b)      “Affiliate” shall also mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

2.04     “Affirmative Election” shall mean an election by an Eligible Participant to (a) make Salary Reduction Contributions to the Plan at the whole percentage of his or her Compensation or at the separate whole percentages of his or her salary and other Compensation specified in his or her Salary Reduction Agreement, or (b) not to make Salary Reduction Contributions to the Plan.

2.05     “Age” shall mean the age of a person at his or her last birthday.

2.06     “Annuity Starting Date” shall mean the first day of the first period for which the Plan pays an amount as an annuity. In the case of a payment not in an annuity form, Annuity Starting Date shall mean the first day of the first period for which the benefit form is paid.

2.07     “Automatic Contributions” shall mean the Pre-tax Elective Deferrals that result from the operation of Section 5.05(c).

2.08     “Automatic Contribution Arrangement” shall mean the arrangement set forth in Section 5.05 pursuant to which, in the absence of an Affirmative Election, an Employee, who is eligible to participate in the Plan is treated as having elected to direct the Employer to reduce his or her Compensation in order that the Employer may make Pre-tax Elective Deferrals to the Plan on behalf of the Participant equal to a uniform percentage of Compensation.

2.09     “Beneficiary” shall mean the person, trust, organization or estate designated to receive Plan benefits payable on or after the death of a Participant.

2.10     “Catch-up Contributions” shall mean Salary Reduction Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by

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Participants who are Age 50 or over by the end of their taxable years.  An “otherwise applicable Plan limit” is a limit in the Plan that applies to Salary Reduction Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Salary Reduction Contributions under Code Section 402(g) (not counting Catch-up Contributions).  Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year as adjusted for increases in the cost of living in accordance with Code Section 414(v)(2)(C).

Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum top-heavy allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

2.11     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection to the Code, includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces any such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

2.12     “Compensation” shall mean:

(a)       For purposes of Articles IX and X, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b), 5.04, and 5.05 and for purposes of determining an Eligible Employee’s Match Contribution under Section 4.02 and Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall mean the total wages or salary, overtime, bonuses, and any other taxable remuneration paid to an Employee by the Employer during the Plan Year, while the Employee is a Participant, as reported on the Participant’s W-2 for the Plan Year.  Provided,  however, that Compensation for this purpose shall be determined without reduction for (i) any Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year and (ii) any other amount which is contributed or deferred by the Employer at the election of a Participant which is not includible in the gross income of the Participant by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

Notwithstanding the above, for purposes of determining a Participant’s Salary Reduction Contributions pursuant to Section 3.01(b), 5.04, and 5.05 and for purposes of determining an Eligible Employee’s Match Contribution under Section 4.02 and Non-Elective Employer Contribution pursuant to Section 4.03, Compensation shall not include:

(i)        incentive compensation paid to Participants pursuant to the Employer’s Executive Long Term Performance Unit Plan or pursuant to any similar or successor cash or equity long-term incentive compensation plan;

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(ii)       Employer contributions to a deferred compensation plan or arrangement (other than (i) Salary Reduction Contributions contributed to the Plan on the Participant’s behalf for the Plan Year; and (ii) any other amount which is contributed or deferred by the Employer at the election of a Participant which is not includible in the gross income of the Participant by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h), or 403(b)) either for the year of deferral or for the year included in the Participant’s gross income;

(iii)      any income which is received by or on behalf of a Participant in connection with the grant, receipt, settlement, exercise, lapse of risk of forfeiture or restriction on transferability, or disposition of any stock option, stock award, stock grant, stock appreciation right or similar right or award granted under any plan, now or hereafter in effect, of the Employer or any successor to the Employer, the Employer’s parent, any such successor’s parent, any subsidiaries or affiliates of the Employer, or any stock or securities underlying any such option, award, grant or right;

(iv)      severance payments paid in a lump sum, provided that for Plan Years beginning on and after January 1, 2008 such excluded severance payments shall not include any payment of regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, if the payment would have been paid to the Participant prior to a severance from employment, if the Participant had continued in employment with the Employer and if the payment is made by the later of 2½ months after the Participant’s severance from employment or by the end of the Plan Year in which the Participant’s severance from employment occurs;

(v)       Code Section 79 imputed income; long term disability and workers’ compensation benefit payments;

(vi)      taxable moving expense allowances or taxable tuition or other educational reimbursements;

(vii)     for Plan Years commencing after December 31, 1998, compensation paid in the form of commissions;

(viii)    non-cash taxable benefits provided to executives, including the taxable value of Employer-paid club memberships, chauffeur services and Employer-provided automobiles; and

(ix)      other taxable amounts received other than cash compensation for services rendered, as determined by the Plan Administrator.

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(b)       For purposes of Section 4.04 (Minimum Employer Contributions for Top Heavy Plans) and for purposes of Article VII (Limitations on Allocations) the term “Compensation” means a Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), and excluding the following:

(i)        Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)       Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)      Amounts realized for the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)      Other amounts which received special tax benefits.

Notwithstanding the foregoing, Compensation for purposes of the Plan shall also include Employee elective deferrals under Code Section 402(g)(3), Roth Elective Deferrals and any amounts contributed or deferred by the Employer at the election of the Employee and not includible in the gross income of the Employee, by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h), and 403(b).

Additionally, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage (deemed Code Section 125 compensation).  Such an amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

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For purposes of applying the limitations of Article VII, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Year.

(c)       Notwithstanding (a) and (b) above, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $265,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B) for Plan Years beginning after December 31, 2015.

The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year.

If Compensation is being determined for a Plan Year that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

For purposes of applying the limitations of Article VII with respect to Limitation Years the following provisions shall be applicable.

(i)        Compensation paid after severance from employment. Compensation actually paid or includible in gross income during a Limitation Year shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer (or any Affiliate). However, amounts described in Paragraphs A. and B. below shall only be included in Compensation for such Limitation Year to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.  Any other payment of compensation paid after severance of employment that is not described in the following types of compensation shall not be considered Compensation for such Limitation Year, even if payment is made within the time period specified above.

A.        Regular Pay. Compensation shall include regular pay after severance of employment if: (1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and (2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

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B.        Leave Cashouts And Deferred Compensation. Leave cashouts shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in Compensation if the compensation would have been included in the definition of Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

C.        Salary Continuation Payments for Military Service Participants. Compensation shall not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(l)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

D.        Salary Continuation Payments for Disabled Participants. Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

(ii)       Compensation for a Limitation Year but not paid during the Limitation Year.  Compensation for a Limitation Year shall not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates.

(iii)      Inclusion of Certain Nonqualified Deferred Compensation Amounts. Compensation for a Limitation Year shall include amounts that are includible in the gross income of a Participant under the rules of Code Section 409A or because the amounts are constructively received by the Participant.

(d)       Notwithstanding paragraphs (a), (b) and (c) above,

(i)        USERRA.  For purposes of Employee and Employer make-up contributions, Compensation during the period of military service shall be deemed to be the Compensation the Employee would have received

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during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from the Employer but for the absence due to military leave.  If the Compensation the Employee would have received during the leave is not reasonably certain, Compensation will be equal to the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the military leave or, if shorter, the Employee’s actual period of employment with the Employer.

(ii)       Differential Wage Payments.  An individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment.  The differential wage payment shall be treated as Compensation for the purposes of Code Section 415(c)(3) and Treasury Regulation Section 1.415-(c)(2) (e.g., for the purposes of Code Section 415, top-heavy provisions of Code Section 416, determination of highly compensated employees under Code Section 414(q)).  The Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.  The foregoing sentence shall apply only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

2.13     “Eligible Employee” shall mean an Employee who has satisfied the requirements to participate in this Plan as set forth in Section 3.01.

2.14     “Eligible Participant” shall mean an Eligible Employee subject to the Automatic Contribution Arrangement as provided for in Section 5.05(b).

2.15     “Employee” shall mean any person reported on the payroll records of the Employer as an Employee who is deemed by the Employer to be a common law Employee. However, the term Employee will not include any individual who is not reported on the payroll records of the Employer or an affiliated Employer as a common law Employee.  If such person is later determined by the Employer or by a court or governmental agency to be or to have been an Employee, he or she will only be eligible for participation prospectively and may participate in the Plan as soon as reasonably practicable following such determination and after the satisfaction of all other eligibility requirements.

2.16     “Employer” shall mean The Hanover Insurance Company; provided that, prior to January 1, 2008 “Employer” shall mean First Allmerica Financial Life Insurance Company.

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2.17     “Employment Commencement Date” shall mean the date on which an Employee first performs an Hour of Service or, in the case of an Employee who has a One Year Break in Service, the date on which he or she first performs an Hour of Service after such Break.

2.18     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.19     “Excess Elective Deferrals” shall mean those Salary Reduction Contributions of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Salary Reduction Contributions made under this Plan and any other 401(k) qualified retirement plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

2.20     “Fiduciary” shall mean any person who (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee and the Plan Administrator.

2.21     “First Allmerica” shall mean First Allmerica Financial Life Insurance Company.

2.22     “Five Percent Owner” shall mean, in the case of a corporation, any person who owns (or is considered as owning within the meaning of Code Section 416(i)) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer.  In the case of an Employer that is not a corporation, “Five Percent Owner” shall mean any person who owns or under applicable regulations is considered as owning more than five percent of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

2.23     “Former Participant” shall mean a person on whose behalf an Account is maintained,  who was an Eligible Employee but who is not entitled to accrue a benefit under this Plan because he or she has ceased to be eligible to participate in the Plan for any reason.

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2.24     “401(k) Account” shall mean the account established and maintained for each Participant who has directed the Employer to make Pre-tax Elective Deferral Contributions to the Trust on his or her behalf or for whom the Employer has made 401(k) Employer Contributions to the Trust on his or her behalf, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.25     “401(k) Employer Contribution” shall mean a 401(k) contribution made by the Employer to the Trust for Plan Years prior to 1995 pursuant to Section 4.01 of the Plan as in effect prior to 1995.

2.26     “Highly Compensated Employee” shall mean any Employee who:

(a)        was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

(b)        for the preceding Plan Year:

(i)        had Compensation from the Employer in excess of $120,000 as adjusted for increases in the cost of living in accordance with Code Section 414(q)(1) for Plan Years beginning after December 31, 2015; and

(ii)       for such preceding Year was in the top-paid group of Employees for such preceding Year.

For purposes of this Section the “top-paid group” for a Plan Year is the top 20% of Employees ranked on the basis of Compensation paid during such Year.

In addition to the foregoing, the term “Highly Compensated Employee” shall also mean any former Employee who separated from service prior to the Plan Year, performs no service for the Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained Age 55.

For purposes of this Section Compensation means Compensation determined for purposes of Article VII (Limitations on Allocations).

The determination of who is a Highly Compensated Employee, including the determinations of the numbers and identity of Employees in the top-paid group and the Compensation that is considered will be made in accordance with Code Section 414(q) and the regulations thereunder.

2.27     “Hour of Service” shall mean:

(a)       Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  For purposes of the Plan an Employee who is exempt from the requirements of the Fair Labor Standards

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Act of 1938, as amended, shall be credited with 45 Hours of Service for each complete or partial week he or she would be credited with at least one Hour of Service under this Section.

(b)       Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Notwithstanding the preceding sentence:

(i)        No more than 1000 hours shall be credited to an Employee under this Subsection (b) on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(ii)       No hours shall be credited under this Subsection (b) for any payments made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(iii)      No hours shall be credited under this Subsection (b) for a payment, which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Subsection (b) a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly, through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums.

(c)       Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service shall not be both credited under Subsections (a) or (b), as the case may be, and under this Subsection.  No more than 501 Hours shall be credited under this Subsection for a period of time during which an Employee did not or would not have performed duties.

(d)       Special rules for determining Hours of Service under Subsection (b) or (c) for reasons other than the performance of duties.

In the case of a payment which is made or due which results in the crediting of Hours of Service under Subsection (b) or in the case of an award or agreement for back pay, to the extent that such an award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(i)        In the case of a payment made or due which is calculated on the basis of units of time (such as hours, days, weeks or months), the number of Hours of Service to be credited for “exempt” Employees described in

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Subsection (a) shall be determined as provided in such Subsection.  For all other Employees, the Hours of Service to be credited shall be those regularly scheduled hours in such unit of time; provided, however, that when a non-exempt Employee does not have regularly scheduled hours, such Employee shall be credited with 8 Hours of Service for each workday for which he or she is entitled to be credited with Hours of Service under paragraph (b).

(ii)      Except as provided in Paragraph (d)(iii), in the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation (as determined below) before the period during which no duties are performed.

A.        The hourly rate of compensation of Employees paid on an hourly basis shall be the most recent hourly rate of such Employees.

B.        In the case of Employees whose compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the hourly rate of compensation shall be the Employee’s most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time.  The rule described in Subsection (d)(i) shall also be applied under this paragraph to Employees without a regular work schedule.

C.        In the case of Employees whose compensation is not determined on the basis of a fixed rate for specified periods of time, the Employee’s hourly rate of compensation shall be the lowest hourly rate of compensation paid to Employees in the same job classification as that of the Employee or, if no Employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

(iii)      Rule against double credit.  An Employee shall not be credited on account of a period during which no duties are performed with more hours than such Employee would have been credited but for such absence.

(e)       Crediting of Hours of Service to computation periods.

(i)        Hours of Service described in Subsection (a) shall be credited to the Employee for the computation period or periods in which the duties are performed.

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(ii)       Hours of Service described in Subsection (b) shall be credited as follows:

A.        Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time (such as hours, days, weeks or months) shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

B.        Hours of Service credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such Hours of Service shall be allocated between not more than the first two computation periods in accordance with reasonable rules established by the Employer, which rules shall be consistently applied with respect to all Employees within the same job classification, reasonably defined.

(iii)      Hours of Service described in Subsection (c) shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made.

(f)       For purposes of the Plan, Hours of Service shall also include Hours of Service determined in accordance with the rules set forth in this Section 2.27:

(i)        with the Employer in a position in which he or she was not eligible to participate in this Plan; or

(ii)       as a Career Agent or General Agent of First Allmerica; or

(iii)      for periods prior to January 1, 1998, with Citizens, Hanover, or as an employee of a General Agent of First Allmerica; or

(iv)     with Financial Profiles, Inc., or Advantage Insurance Network, Affiliates of First Allmerica, including periods of service completed prior to the date each became an Affiliate; or

(v)       for periods prior to January 1, 2008 with First Allmerica; or

(vi)      with an Affiliate.

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(g)         Rules for Non-Paid Leaves of Absence.  For purposes of the Plan, a Participant will also be credited with Hours of Service during any non-paid leave of absence granted by the Employer.  Except as provided in Subsection (a) for exempt Employees, the number of Hours of Service to be credited under this Subsection (g) shall be the number of regularly scheduled working hours in each workday during the leave of absence; provided, however, that no more than the number of Hours in one regularly scheduled work year of the Employer will be credited for each non-paid leave of absence.  In the case of a non-exempt Employee without a regular work schedule, the number of Hours to be credited shall be based on a 40-hour workweek and an 8-hour workday.  Hours of Service described in this Subsection (g) shall be credited to the Employee for the computation period or periods during which the leave of absence occurs.

Notwithstanding the foregoing, for Plan Years beginning after December 31, 1998, all Employees (exempt and non-exempt) shall be credited with 8 Hours of Service for each workday for which they are entitled to be credited with Hours of Service for a non-paid leave of absence pursuant to this Subsection (g).

(h)       Rules for Maternity or Paternity Leaves of Absence.  In addition to the foregoing rules, solely for purposes of determining whether a One Year Break in Service has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, 8 Hours of Service per day of such absence.  Provided,  however, that:

(i)        Hours shall not be credited under both this Paragraph (h) and one of the other Paragraphs of this Section 2.27;

(ii)       no more than 501 Hours shall be credited for each maternity or paternity absence; and

(iii)      if a maternity or paternity leave extends beyond one Plan Year, the Hours shall be credited to the Plan Year in which the absence begins to the extent necessary to prevent a One Year Break in service, otherwise such Hours shall be credited to the following Plan Year.

For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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(i)        Other Federal Law.  Nothing in this Section shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

2.28     “Key Employee” shall mean, for the purposes of determining whether the Plan is top-heavy, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is an officer of the Employer having an annual Compensation greater than $170,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2015), a Five Percent Owner, or a 1-percent owner of the Employer having an annual Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.  For purposes of determining whether a Participant is a Key Employee, the Participant’s Compensation means Compensation as defined for purposes of Article VII.

2.29     “Limitation Year” shall mean a calendar year.  The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, then the Plan shall be treated as if the Plan had been amended to change its Limitation Year and, in any such case, the Defined Contribution Dollar Limitation shall be prorated as prescribed by Treasury Regulation Section 1.415(j)-1(d)(3).

2.30     “Match Contribution” shall mean the contribution made by the Employer to the Trust pursuant to Section 4.02.

2.31     “Match Contribution Account” shall mean the account established for each Participant for whom the Employer has allocated Match Contributions to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.32     “Non-Elective Employer Contributions” shall mean Employer contributions that are made by the Employer pursuant to Section 4.03.

2.33     “Non-Elective Employer Contribution Account” shall mean the account established for each Employee for whom the Employer has made a Non-Elective Employer Contribution to the Trust and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.34     “Non-Highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

2.35     “Non-Key Employee” shall mean any Employee who is not a Key Employee.

2.36     “Normal Retirement Age” shall mean the date on which the Participant attains Age 65.

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2.37     “One Year Break in Service” shall mean any vesting computation period during which an Employee does not complete more than 500 Hours of Service.

2.38     “Participant” shall mean an Eligible Employee and, where the context requires, a Former Participant.

2.39     “Plan Administrator” shall mean the Benefits Committee, which shall have fiduciary responsibility for the interpretation and administration of the Plan, as provided for in Article XIV.  Members of the Benefits Committee shall be appointed as provided for in Section 15.01 hereof.

2.40     “Plan Year” shall mean a calendar year.

2.41     “Pre-tax Elective Deferral” shall mean a Salary Reduction Contribution that is not includible in the gross income of the Eligible Employee on whose behalf the contribution is made at the time that the deferral is made.

2.42     “Qualified Automatic Contribution Arrangement (“QACA”)” shall mean a qualified automatic contribution arrangement that meets the requirements of Code Section 401(k)(13)(B).  This Plan is intended to satisfy the requirements of Code Section 401(k)(13)(B) including but not limited to, the automatic enrollment and contribution provisions and the applicable notice requirements of Section 5.05 and the required Employer contributions of the Match Contribution made by the Employer to the Trust pursuant to Section 4.02.

2.43     “Qualified Default Investment Alternative” shall mean an investment alternative available to Participants and Beneficiaries that satisfies the requirements of ERISA Section 404(c)(5) and the regulations thereunder and shall be subject to the following rules:

(a)       No Employer Securities.  The Qualified Default Investment Alternative does not hold or permit the acquisition of Employer securities, except as permitted by Department of Labor Regulation Section 2550.404c-5(e)(1)(ii);

(b)       Transfer Permitted.  The Qualified Default Investment Alternative permits a Participant or Beneficiary to transfer, in whole or in part, his or her investment from the Qualified Default Investment Alternative to any other investment alternative available under the Plan, pursuant to the rules of Department of Labor Regulation Section 2550.404c-5(c)(5);

(c)       Management.  The Qualified Default Investment Alternative is:

(1)       Managed by:  (A) an investment manager, within the meaning of ERISA Section 3(38); (B) a Plan trustee that meets the requirements of ERISA Section 3(38)(A), (B) and (C); or (C) the Sponsor Employer who is a named fiduciary within the meaning of ERISA Section 402(a)(2);

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(2)       An investment company registered under the Investment Company Act of 1940; or

(3)       An investment product or fund described in Department of Labor Regulation Section 2550.404c–5(e)(4)(iv) or (v); and

(d)       Types of Permitted Investments.  The Qualified Default Investment Alternative must be an investment product or fund described in Department of Labor Regulation Section 2550.404c–5(e)(4).

2.44     “Qualified Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which:

(i)        relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(ii)       is made pursuant to a state domestic relations law (including a community property law);

(iii)      constitutes a “qualified domestic relations order” within the meaning of Code Section 414(p); and

(iv)       is entered on or after January 1, 1985.

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

2.45     “Qualified Early Retirement Age” shall mean the later of:

(i)        Age 55; or

(ii)       the date on which the Participant begins participation.

2.46     “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant, with a survivor annuity for the life of his or her spouse in an amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, and which is the amount of benefit which can be purchased by the Participant’s Accrued Benefit.

2.47     “Regular Account” shall mean the account established and maintained for each Participant for whom the Employer has allocated Regular Employer Contributions to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

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2.48     “Regular Employer Contribution” shall mean a Regular Contribution made by the Employer to the Trust for years prior to 1995 pursuant to Section 4.01 as in effect prior to 1995.

2.49     “Rollover Account” shall mean the account established and maintained for each Participant who has made a Rollover Contribution to the Trust or whose accrued benefit from another qualified plan has been transferred to this Trust in accordance with Section 5.03 of the Plan, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.50     “Rollover Contribution” shall mean a contribution made to the Trust pursuant to Section 5.03.

2.51     “Roth Elective Deferral” shall mean a Salary Reduction Contribution that has been irrevocably designated as Roth Elective Deferral by the Participant in his or her Salary Reduction Agreement and that is includible in the Participant’s gross income for tax purposes at the time the deferral is made pursuant to Code Section 402A and any applicable guidance or regulations issued thereunder.   Roth Elective Deferrals may be treated as Catch-Up Contributions.  Roth Elective Deferrals shall be maintained in a separate account for each Participant who has directed the Employer to make a Roth Elective Deferral to the Trust.

2.52     “Roth Elective Deferral Account” shall mean the separate account established and maintained for each Participant who has directed the Employer to make a Roth Elective Deferral to the Trust on his or her behalf to record the contribution and withdrawal of a Participant’s Roth Elective Deferrals and other adjustments as required by the Plan.  No contributions other than designated Roth Elective Deferrals and direct rollover contributions described in Code Section 402A(c)(3) may be allocated to a Roth Elective Deferral Account.

2.53     “Salary Reduction Agreement” shall mean an agreement between the Employer and an Eligible Employee as set forth in Sections 3.01(b), 5.04 and 5.05 pursuant to which the Eligible Employee authorizes the Employer to withhold the specified whole percentage of his or her Compensation or the specified separate whole percentages of his or her salary and other Compensation for deposit to the Plan on behalf of such Eligible Employee.

2.54     “Salary Reduction Contribution” shall mean the Pre-tax Elective Deferrals and or Roth Elective Deferrals  made by the Employer to the Trust on behalf of an Eligible Employee pursuant to a Salary Reduction Agreement and in accordance with Section 5.04 and or an Automatic Contribution made by the Employer on behalf of an Eligible Participant pursuant to the Automatic Contribution Arrangement provisions of Section 5.05.

With respect to any Plan Year the total amount of a Participant’s Salary Reduction Contributions is the sum of all employer contributions made on behalf of such Participant pursuant to a deferral under any qualified cash or deferred arrangement as

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described in Code Section 401(k), any Simplified Employee Pension Plan with a cash or deferred arrangement as described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Deferral Agreement.

Pre-tax Elective Deferrals or Roth Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

2.55     “Spouse” or “spouse” means the individual person to whom a Participant is legally married for Federal tax purposes on the applicable date required by the context or as otherwise provided for in the Plan; provided, however, that from June 26, 2013 through September 15, 2013, any reference to those terms means the individual, if any, to whom the Participant is married in a marriage that is recognized under the laws of the state of the Participant’s residence on that date.

2.56     “Suspense Account” shall mean the account established by the Trustee for maintaining contributions and forfeitures which have not yet been allocated to Participants.

2.57     “Tax Deductible Contribution Account” shall mean the account established and maintained for each Participant who has made a Tax Deductible Voluntary Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.58     “Tax Deductible Voluntary Contribution” shall mean a contribution made to the Trust for years before 1987 and pursuant to Section 5.02 as in effect prior to 1995.

2.59     “Top Heavy Plan” shall mean for any Plan Year that any of the following conditions exists:

(i)        If the top heavy ratio (as defined in Article VI) for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)       If this Plan is a part of a required aggregation group of plans (but not part of a permissive aggregation group) and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)      If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

See Article VI for requirements and additional definitions applicable to Top Heavy Plans.

The Match Contribution provided for in Section 4.02 may also be used to satisfy the minimum contribution requirement for a Top-Heavy Plan, provided no other

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contribution is made to the Plan for that Plan Year.  Further, notwithstanding anything in the Plan to the contrary, in any Plan Year in which Employer contributions to the Plan consist solely of the Match Contribution provided for in Section 4.02, then such Plan will not be treated as a Top Heavy Plan and will be exempt from the top heavy requirements of Code Section 416.  Furthermore, if the Plan (but for the prior sentence) would be treated as a Top Heavy Plan because the Plan is a member of an aggregation group which is a top heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the top heavy requirements of Code Section 416.

2.60     “Top Heavy Plan Year” shall mean that, for a particular Plan Year, the Plan is a Top Heavy Plan.

2.61     “Totally and Permanently Disabled” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

In determining the nature, extent and duration of any Participant’s disability, the Plan Administrator may select a physician to examine the Participant.  The final determination of the nature, extent and duration of such disability shall be made solely by the Plan Administrator upon the basis of such evidence as he or she deems necessary and acting in accordance with uniform principles consistently applied.

2.62     “Trustee” shall mean the bank or trust company or person or persons who shall be constituted the original trustee or trustees for the Plan and Trust created therefor, and also any and each successor trustee or trustees.

2.63     “Trust Fund” shall mean, include and consist of any payments made to the Trustee by the Employer under the Plan and Trust Indenture, or the investments thereof, together with all income and gains of every nature thereon which shall be added to the principal thereof by the Trustee, less all losses thereon and all payments therefrom.

2.64     “Trust Indenture” or “Trust” shall mean the Trust Indenture between the Employer and the Trustee in the form annexed hereto, and any and all amendments thereof or thereto.

2.65     “USERRA” shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment, suspensions and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

2.66     “Valuation Date” shall mean each day as of which the value of the Trust Fund shall be calculated.  The Plan Administrator reserves the right to change the frequency of Valuation Dates; provided, however, that in no event shall Valuation Dates occur less frequently than once each calendar quarter.

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2.67     “Voluntary After-Tax Contributions” shall mean a contribution made to the Trust for years prior to 1995 pursuant to Section 5.01 as in effect prior to 1995.

2.68     “Voluntary Contribution Account” shall mean the account established and maintained for each Participant who has made a Voluntary After-Tax Contribution to the Trust, and all earnings and appreciation thereon, less any withdrawals therefrom and any losses and expenses charged thereto.

2.69     “Year of Service” shall mean, for purposes of determining vesting under Article XIII, the twelve consecutive month period, commencing on the first day an Employee completes an Hour of Service and in which the Employee completes at least 1,000 Hours of Service.  Thereafter, for purposes of determining vesting under Article XIII, the determination of a Year of Service will commence on the anniversary of the first day the Employee completed an Hour of Service and the twelve consecutive month period that follows, provided the Employee completes at least 1,000 Hours of Service during such period.

In computing a “Year of Service” for purposes of the Plan, each twelve-month period shall be considered as completed as of the close of business on the last working day, which occurs within such period, provided that the Employee had completed at least 1,000 Hours of Service during the period ending on such date.

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01     (a)        In General.  Employees who are employed by the Employer on January 1, 2015 and who were eligible to participate in this Plan on December 31, 2014 shall be Participants in this Plan on January 1, 2015.

An Employee shall be eligible to participate in this Plan upon completion of one Hour of Service, provided the Employee is then employed in an eligible class of Employees.

An Employee shall be eligible to receive Match Contributions upon completion of one Hour of Service, provided the Employee is then employed in an eligible class of Employees.

Notwithstanding the foregoing, the following Employees shall not be eligible to become or remain active Participants hereunder:

(i)        All Employees holding a General Agent’s Contract with the Employer or with an Affiliate;

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(ii)       All Employees holding a Career Agent’s or Annuity Specialist’s Contract with the Employer or with an Affiliate;

(iii)      Leased Employees within the meaning of Code Sections 414(n) and (o);

(iv)       A contractor’s employee, i.e., a person working for a company providing goods or services (including temporary employee services) to the Employer or to an Affiliate whom the Employer does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee; or

(v)        An independent contractor, i.e., a person who is classified by the Employer as an independent contractor, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual is actually the Employer’s common law Employee.

Special rules for certain persons who were employed by One Beacon Insurance Group, LTD. or any business entity affiliated with One Beacon Insurance Group, LTD. immediately before being employed by the Employer are stated in Appendix A attached hereto.

Special rules for certain persons who were employed by (i) Campania Holding Company, Inc. or its direct or indirect subsidiaries; (ii) Benchmark Professional Insurance Services, Inc. or its direct or indirect subsidiaries; or (iii) Insurance Company of the West or its direct or indirect subsidiaries, immediately before being employed by the Employer are stated in Appendix B attached hereto.

Special rules for certain persons who were employed by (i) Professionals Direct, Inc. or its direct or indirect subsidiaries; (ii) Verlan Holdings, Inc. or its direct or indirect subsidiaries; or (iii) AIX Holdings, Inc. or its direct or indirect subsidiaries, immediately before being employed by the Employer are stated in Appendix C attached hereto.

(b)       Employee Participation.  On or after the date an Employee first becomes eligible to participate in the Plan, the Employee may direct the Employer to reduce his or her Compensation in order that the Employer may make Salary Reduction Contributions to the Plan, including Catch-up Contributions, on the Employee’s behalf in accordance with Section 5.04; provided that any Eligible Participant shall be subject to the automatic enrollment and contribution provisions of Section 5.05.

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3.02     Classification Changes.  In the event of a change in job classification, such that an Employee, although still in the employment of the Employer, no longer is an Eligible Employee, all contributions to be allocated on his or her behalf shall cease and any amount credited to the Employee’s Accounts on the date the Employee shall become ineligible shall continue to vest, become payable or be forfeited, as the case may be, in the same manner and to the same extent as if the Employee had remained a Participant.

If a Participant’s Salary Reduction Agreement is terminated because he or she is no longer a member of an eligible class of Employees, but the Participant has not terminated his or her employment, such Employee shall again be eligible to enter into a new Salary Reduction Agreement immediately upon his or her return to an eligible class of Employees.  If such Participant terminates his or her employment with the Employer, he or she shall again be eligible to enter into a Salary Reduction Agreement immediately upon his or her recommencement of service as an Eligible Employee.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall be eligible to participate immediately.

3.03     Participant Cooperation.  Each eligible Employee who becomes a Participant hereunder thereby agrees to be bound by all of the terms and conditions of this Plan and Trust.

ARTICLE IV

EMPLOYER CONTRIBUTIONS AND FORFEITURES

4.01     Salary Reduction Contributions.  The Employer shall make Salary Reduction Contributions to the Plan and Trust, including Catch-up Contributions described in Code Section 414(v), to the extent and in the manner specified in Sections 3.01(b), 5.04, and 5.05.

Salary Reduction Contributions, including Catch-up Contributions described in Code Section 414(v), shall be allocated, as applicable, to a Participant’s 401(k) Account and or Roth Elective Deferral Account as soon as administratively feasible after being withheld from the Participant’s Compensation at the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets but  no later than the 15th business day of the month following the month in which the Salary Reduction Contributions would have otherwise been payable to the Participant.

4.02     Match Contributions.

(a)       For each pay period during a Plan Year that a Salary Reduction Contribution is made to the Plan on behalf of a Participant, the Employer shall make a Match Contribution to the Plan on behalf of the Participant equal to 100% of such Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for such pay period;  provided that no such Match Contribution

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shall be made with respect to any part or all of any such Salary Reduction Contribution  that, when added to other such Salary Reduction Contributions made to the Plan on behalf of the Participant during the Plan Year, would cause the applicable dollar amount under Code Section 402(g)(1)(B) to be exceeded for such Plan Year unless the Salary Reduction Contribution may be treated as a Catch-up Contribution that does not exceed the limitation under Code Section 402(g)(1)(C).  All such Match Contributions shall be made to the Match Contribution Account established for the Participant as soon after each such pay period as practicable.

The Employer shall contribute Match Contributions to the Trust Fund as soon as practicable following the end of each pay period.  Such Match Contributions shall be made in cash and shall be allocated to the Match Contribution Account of each Participant.  Such Match Contributions shall be invested per the directions of Participants in accordance with the provisions of Article XVI.

Within 30 days following the end of each Plan Year, if required, the Employer shall make a “true-up” Match Contribution to the Match Contribution Account of each Participant employed by the Employer during the Plan Year, such that the total amount of Match Contributions for each Participant for the Plan Year shall be equal to 100% of the Participant’s Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for such Plan Year (and not merely 100% of the Participant’s Salary Reduction Contributions that do not exceed 6% of the Participant’s Compensation for each pay period during the Plan Year); provided that no such Match Contribution shall be made with respect to any part or all of any such Salary Reduction Contributions that would cause the applicable dollar amount under Code Section 402(g)(1)(B) to be exceeded for such Plan Year unless the Salary Reduction Contribution can be treated as a Catch-up Contribution that does not exceed the limitation under Code Section 402(g)(1)(C).

(b)       The Match Contributions made pursuant to Section 4.02(a) shall be subject to the withdrawal restrictions set forth in Code Section 401(k)(2)(B) and Treasury Regulation Section 1.401(k)-1(d).  Pursuant to such restrictions, such contributions (and earnings thereon) shall not be distributable earlier than severance from employment, death, disability, an event described in Code Section 401(k)(10), or the attainment of age 59½ and shall not be eligible for distribution for reasons of “financial hardship”.

4.03     Non-Elective Employer Contributions.

(a)       The Board of Directors of the Employer may, in its discretion, determine to make a Non-Elective Employer Contribution to the Plan on behalf of the Employer for each Eligible Employee who is employed by the Employer on the last day of such Plan Year in an amount equal to a uniform percentage of each such Employee’s Compensation.  Any such contribution shall be made in

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cash to the Non-Elective Employer Contribution Account established for each such Eligible Employee.

The contribution shall be made in cash.  Such contribution shall be made to the Non-Elective Employer Contribution Account to be established for each such Employee and shall be invested per the direction of the Participant in accordance with in accordance with the provisions of Article XVI.

(b)       Notwithstanding any other provision in the Plan to the contrary and subject to compliance with applicable Code discrimination laws, rules and regulations, each Participant who was an Employee on December 31, 2014, has been continuously employed from December 31, 2014 through March 2, 2015 and who earned Compensation during the Plan Year ended December 31, 2014, shall receive an Employer paid contribution of $500.00, whether or not such Employee has elected to make Salary Reduction Contributions to the Plan during such continuous period of employment.  This Employer contribution shall be made in cash to the Non-Elective Employer Contribution Account established for any such eligible Participant on or as soon after March 2, 2015 as is practicable and shall be invested per the direction of the Participant in accordance with the provisions of Article XVI.

4.04     Minimum Employer Contribution for Top Heavy Plan Years.

(a)       Minimum Allocation for Non-Key Employees.  Notwithstanding anything in the Plan to the contrary except (b) through (e) below, for any Top Heavy Plan Year Employer Contributions allocated to the Accounts of each Non-Key Employee Participant shall be equal to at least three percent of such Non-Key Employee’s Compensation (as defined for purposes of Article VII as limited by Code Section 401(a)(17)) for the Plan Year.  However, should the Employer Contributions allocated to the Accounts of each Key Employee for such Top Heavy Plan Year be less than three percent of each Key Employee’s Compensation, the Employer Contribution allocated to the Accounts of each Non-Key Employee shall be equal to the largest percentage allocated to Accounts of a Key Employee.  The preceding sentence shall not apply if this Plan is required to be included in an aggregation group (as described in Code Section 416) if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Code Section 401(a)(4) or 410.  For purposes of determining the percentage of Employer Contributions allocated to the Accounts of Key Employees, Salary Reduction Contributions made on their behalf shall be counted and be considered to be Employer Contributions.  However, in determining whether a minimum Employer Contribution has been made to a Non-Key Employee’s Accounts, Salary Reduction Contributions made on his or her behalf shall be excluded and not considered.

(b)       For purposes of the minimum allocations set forth above, the percentage allocated to the Accounts of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions allocated on behalf of such Key

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Employee divided by the Employee’s Compensation for the Plan Year (as defined for purposes of Article VII), not in excess of the applicable compensation dollar limitation imposed by Code Section 401(a)(17).

(c)       For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employee Participants who have failed to complete a Year of Service.

(d)       Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required or Permissive Group of Top Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate minimum defined Contribution plan allocation described in this Section.  Therefore, if the Employer maintains such a defined benefit and defined contribution plan, the top-heavy minimum benefits shall be provided as follows:

(i)        If a Non-Key Employee is a participant in such defined benefit plan but is not a Participant in this defined contribution plan, the minimum benefits provided for Non-Key Employees in the defined benefit plan shall be provided to the Employee if the defined benefit plan is a Top Heavy Plan and the minimum contributions described in this Section 4.04 shall not be provided.

(ii)       If a Non-Key Employee is a participant in such defined benefit plan and is also a Participant in this defined contribution plan, the minimum benefits for Non-Key Employee participants in Top Heavy Plans provided in the defined benefit plan shall not be applicable to any such Non-Key Employee who receives contributions and forfeitures equal to 5% of his or her compensation in this Plan.

Notwithstanding anything herein to the contrary, no minimum contribution will be required under this Plan (or the minimum contribution under this Plan will be reduced, as the case may be) for any Plan Year if the Employer maintains another qualified defined contribution plan under which a minimum contribution is being made for such year for the Participant in accordance with Code Section 416.

(e)       The minimum allocation required under this Section 4.04 (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

4.05     Contributions under USERRA.  For Plan Years beginning on and after January 1, 2008, the Employer shall also make Match Contributions, Top-Heavy minimum

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contributions and any other Employer contribution for the benefit of Participants who are covered by USERRA.  Match Contributions under USERRA shall be made in the Plan Year for which the Participant exercises his or her right to make-up elective deferrals contributions (Salary Reduction Contributions) for prior years.  Top-Heavy minimum contributions and other Employer contributions for USERRA protected service shall be made during the Plan Year in which the individual returns to employment with the Employer.  Employer contributions required under USERRA are not increased or decreased with respect to Plan investment earnings for the period to which such contributions relate.  The Employer’s contribution for any Plan Year shall be subject to the limitations on allocations contained in Article VII.

4.06     Application of Forfeitures.  Amounts forfeited during a Plan Year shall be used to reduce Match Contributions for that Plan Year and each succeeding Plan Year, if necessary.

4.07     Limitations upon Employer Contributions.  In no event shall the Employer contribution for any Plan Year exceed the maximum allowable under Code Sections 404 and 415 or any similar or subsequent provision.

4.08     Payment of Contributions to Trustee.  The Employer shall make payment of all contributions, including Participant contributions, which shall be remitted to the Employer by payroll deduction or otherwise, directly to the Trustee in accordance with this Article IV but subject to Section 4.09.

4.09     Receipt of Contributions by Trustee.  The Trustee shall accept and hold under the Trust such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and Participants as it may receive from time to time from the Employer.  All such contributions shall be accompanied by written instructions from the Employer accounting for the manner in which they are to be credited and specifying the appropriate Participant Account to which they are to be allocated.

ARTICLE V

EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

5.01     Voluntary After-Tax Contributions.  For Plan Years beginning prior to January 1, 1995, a Participant could contribute Voluntary After-Tax Contributions to the Plan and Trust in each Plan Year during which he or she was a Plan Participant in amounts as determined under the Plan in effect prior to 1995.

The Plan shall separately account for: (i) pre-1987 Voluntary After-Tax Contributions; (ii) investment income attributable to pre-1987 Voluntary After-Tax Contributions; and (iii) post-1986 Voluntary After-Tax Contributions and income attributable to such contributions.

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5.02     Tax Deductible Voluntary Contributions.  The Plan Administrator will not accept Tax Deductible Voluntary Contributions made for years after 1986.  Such contributions made for years prior to that date will be maintained in a separate account which will be nonforfeitable at all times, and which shall include gains and losses in accordance with Section 8.02.

5.03     Rollover Contributions.  With the consent of the Plan Administrator, the Trustee may accept funds transferred from other pension, profit sharing or stock bonus plans qualified under Section 401(a) of the Internal Revenue Code or Rollover Contributions, provided that the plan from which such funds are transferred permits the transfer to be made.

In the event of a transfer or Rollover Contribution to this Plan, the Plan Administrator shall maintain a 100% vested and nonforfeitable account for the amount transferred and its share of the Trust Fund’s accretions or losses, to be known as the Participant’s Rollover Account.  Transferred and Rollover Contributions shall be separately accounted for.

“Rollover Contribution” means any rollover contribution described in Code Sections 402(c)(4),  403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16).

An Employee who makes a contribution to the Plan described in this Section shall become a Plan Participant on the date the Trustee accepts the contribution.  However, no Employer Contributions will be made on behalf of such Employee, nor will the Employee be eligible to direct the Employer to make Salary Reduction Contributions on his or her behalf, until the Employee satisfies the Plan eligibility requirements for such contributions set forth in Article III.

The Trustee shall not accept funds transferred from plans qualified under Code Section 401(a) unless the transferor plan is maintained by the Employer or by an Affiliate.   Notwithstanding the foregoing the Trustee shall not accept funds transferred from any such plan, which would otherwise provide for a life annuity form of payment to the Participant.

The Plan shall accept a direct rollover from another Roth Elective Deferral Account under a retirement plan as described in Code Section 402A(e)(1) in accordance with such uniform administrative procedures as the Plan Administrator shall establish.    Notwithstanding the foregoing sentence, an in-plan Roth rollover shall not be permitted under this Plan.  Any rollover of “designated Roth contributions”, as defined in Subsection 6.01(e), shall be subject to the requirements of Code Section 402(c).  To the extent the Plan accepts Rollover Contributions of designated Roth contributions, the Plan will separately account for such contributions, including separate accounting for the portion of the Rollover Contribution that is includible in gross income and the portion that is not includible in gross income, if applicable.  If the Plan accepts a direct rollover of designated Roth contributions, the Trustee and the Plan Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Eligible Employee’s basis in the rolled over amounts and (ii) the date on which

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the Eligible Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of designated Roth contributions) started under the distributing plan.  If the 5-taxable-year period of participation under the distributing plan would end sooner than the Eligible Employee’s 5-taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution.

5.04     Salary Reduction Contributions.

(a)        An Eligible Employee or Eligible Participant may enter into a Salary Reduction Agreement with the Employer authorizing the Employer to withhold a portion of his or her Compensation in order to make Salary Reduction Contributions to the Plan, including Catch-up Contributions.  The Salary Reduction Agreement shall be in such form as the Plan Administrator shall approve (including, if applicable by such means as telephonic communication or electronic media).  Each Eligible Employee or Eligible Participant who enters into a Salary Reduction Agreement shall specify a whole percentage of his or her Compensation or separate whole percentages of his or her salary and other Compensation to be withheld by the Employer and deposited to the Plan on his or her behalf.  Each Salary Reduction Agreement shall become effective as soon after the Eligible Employee or Eligible Participant has entered into the Salary Reduction Agreement as is administratively feasible.  Except for occasional, bona fide administrative considerations, Salary Reduction Contributions made pursuant to a Salary Reduction Agreement cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the Compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer.

Any such Salary Reduction Contribution shall be credited to the Participant’s 401(k) Account or Roth Elective Deferral account, whichever is applicable. A Participant may terminate deferrals at any time.  A Participant may elect at any time to change or discontinue his or her Salary Reduction Agreement upon notice in accordance with uniform and nondiscriminatory procedures as the Plan Administrator shall adopt and communicate to the Participants.  Any such election will be effective as soon as practicable following the receipt of the notification by the Plan Administrator or its delegate in accordance with uniform and nondiscriminatory procedures established and communicated to the Participants.  The Plan Administrator may amend or terminate said agreement on notice to the affected Participant, if required to maintain the qualified status of the Plan.

(b)       Make-up Elective Deferrals under USERRA.  A  Participant who has the right to make-up elective deferrals (Salary Reduction Contributions) under USERRA shall be permitted to increase his or her elective deferral with respect to a make-up year without regard to any provision limiting contributions for such Plan Year.  Make-up contributions shall be limited to the maximum

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amount permitted under the Plan and the statutory limitations applicable with respect to the make-up year.  Employee-related make-up contributions must be made within the time period beginning on the date of reemployment and continuing for the lesser of five (5) years or three (3) times the period of military service.

5.05     Qualified Automatic Contribution Arrangement (“QACA”).

(a)       Effective Date of the QACA.  Effective for Plan Years beginning on or after January 1, 2009, the provisions of this Section 5.05 shall apply to each Participant subject to the QACA and the Employer will provide the Match Contribution specified in Section 4.02.  This Section 5.05 supersedes any State (or Commonwealth) law that would directly or indirectly prohibit or restrict the inclusion of an automatic contribution arrangement in the Plan, pursuant to ERISA Section 514(e)(1) and Department of Labor Regulation Section 2550.404c–5(f).

(b)       Participants Subject to the QACA.  The following Eligible Employees shall be Eligible Participants subject to the Automatic Contribution Arrangement:

(i)        Each Employee who becomes eligible to participate in the Plan on and after January 1, 2009 and is eligible to make a Salary Reduction Contribution.

(ii)       Each Employee who became eligible to participate in the Plan prior to January 1, 2009 and who is eligible to participate in the Plan on January 1, 2009, except any such Participant who had in effect a Salary Reduction Agreement on such date (regardless of the amount of the Salary Reduction Contribution affirmatively elected under the agreement).

(c)       Automatic Contribution Arrangement.

(i)        Automatic Contributions.  Except as provided in Section 5.05(d), an Eligible Participant will be treated as having elected to direct the Employer to reduce his or her Compensation in order that the Employer may make Pre-tax Elective Deferrals to the Plan equal to the following uniform percentages of Compensation:

A.        Initial Period.  An Eligible Participant will be treated as having elected to have the Employer make Pre-tax Elective Deferrals to the Plan in an amount equal to 3% of his or her Compensation during the initial period.  For this purpose, the initial period begins when the Employee is first subject to the Automatic Contributions default election under this Section 5.05(c)(i) and ends on the last day of the following Plan Year.

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B.        Subsequent Plan Years.  For the three Plan Years immediately following the initial period, an Eligible Participant will be treated as having elected to have the Employer make Pre-tax Elective Deferrals to the Plan in the amounts equal to 4%, 5% and 6% respectively, of his or her Compensation.  For all Plan Years thereafter, an Eligible Participant will be treated as having elected to have the Employer make Pre-tax Elective Deferrals to the Plan in the amounts equal to 6% of his or her Compensation.

C.        Treatment of Rehires.  The default percentages of Compensation stated above for the purposes of the Automatic Contributions are based on the date the initial period begins, regardless of whether the Employee continues to be eligible to make Pre-tax Elective Deferrals under the Plan after that date. Thus, the applicable percentage is generally determined based on the number of years since an Automatic Contribution was first made on behalf of an Eligible Participant.  However, if Automatic Contributions are not made on behalf of an Eligible Participant for an entire Plan Year (e.g., due to termination of employment), such Eligible Participant shall be treated as having a new initial period for determining the default percentage of Compensation stated above (if Automatic Contributions are to recommence with respect to the Eligible Participant), regardless of what minimum percentage would otherwise apply to that Eligible Participant.

(ii)       Effective Date of Automatic Contributions.  The effective date of the first Automatic Contribution provided for in paragraph (i) above, will be as soon after an Eligible Participant becomes subject to the QACA as is practicable, consistent with (a) applicable law, and (b) the objective of affording the Eligible Participant a reasonable period of time after receipt of the notice to make an Affirmative Election (and, an investment election).  However, in no event will the Automatic Contribution be effective later than the earlier of (a) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described in Section 5.05(e)) is provided to the Eligible Participant, or (b) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Eligible Participant.

(d)       Rules Related to Automatic Contributions.

(i)        Affirmative Election to Override Automatic Contributions.  An Eligible Participant will have a reasonable period of time after receipt of the notice to make an Affirmative Election (and, an investment election).  The Automatic Contributions provided for in Section 5.05(c) shall cease with respect to an Eligible Participant as soon as administratively feasible after the Eligible Participant makes an Affirmative Election.  An Eligible Participant’s Affirmative Election will not expire, but will

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remain in force until changed by the Eligible Participant.  An Eligible Participant need not execute a subsequent or new Affirmative Election in order to have the prior or old Affirmative Election apply to override the Automatic Contributions provided for in Section 5.05(c) in any subsequent Plan Year.  Any subsequent change to an Eligible Participant’s Affirmative Election will be made in accordance with Section 5.04 relating to a Participant’s right to elect at any time to change or discontinue his or her Salary Reduction Agreement.

(ii)       Applying Statutory Limits to Automatic Contributions. The Automatic Contributions provided for in Section 5.05(c) shall be limited each Plan Year so as not to exceed the limits of Code Sections 401(a)(17), 402(g)(1), or 415.

(iii)      No Automatic Contributions during Hardship Suspension.  No Automatic Contributions provided in Section 5.05(c) shall apply during the six-month period of suspension, under Section 11.02, of a Participant’s right to make Salary Reduction Contributions to the Plan following a distribution for “financial hardship”.

(e)       Default Investment.  If an Eligible Participant does not direct the investment of the assets in his or her Account, including the Automatic Contributions and Match Contributions related thereto, then such assets will be invested in a Qualified Default Investment Alternative as provided for in Section 16.03.

(f)       Notice Requirements for QACA Safe Harbor.  The notice requirement is satisfied if each Eligible Participant is given an annual notice of the his or her rights and obligations under the Plan and the notice provided satisfies the content requirement and the timing requirement as follows:

(i)        The notice shall be sufficiently accurate and comprehensive to inform the Eligible Participant of the Eligible Participant’s rights and obligations under the Plan and written in a manner calculated to be understood by the average Eligible Participant. The notice shall accurately describe:  (1) the Match Contribution formula stated in Section 4.02; (2) any other contributions under the Plan and the conditions under which such contributions are made; (3) the type and amount of Compensation that may be deferred under the Plan; (4) how to make cash or deferred elections, including any administrative requirements that apply to such elections; (5) the periods available under the Plan for making cash or deferred elections; (6) withdrawal and vesting provisions applicable to contributions under the Plan; and (7) information that makes it easy to obtain additional information about the Plan; provided that the notice requirement with respect to the information described in items (2), (3), and (4) may be satisfied by cross-reference to the applicable sections  of the Plan’s summary plan description.  In addition, the notice shall accurately describe:  (1) the

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Automatic Contributions that will be made on behalf of the Eligible Participant in the absence of an Affirmative Election; (2) the Eligible Participant’s right to elect not to have the Automatic Contributions made on his or her behalf (or to elect to have Salary Reduction Contributions made in a percentage of Compensation different than that which is provided for in Section 5.05(c), at the percentage of Compensation specified in his or her Salary Reduction Agreement); and (3) how contributions made under the Automatic Contribution Arrangement will be invested in the absence of any investment election by the Eligible Participant.  After receipt of the notice described in this paragraph, any Eligible Participant to whom the Automatic Contribution Arrangement relates must have a reasonable period of time before the first Automatic Contribution is made to exercise the rights set forth within the notice including, but not limited to, executing an Affirmative Election to override the Automatic Contributions provided for in Section 5.05(c).

(ii)       If the notice is provided to Eligible Participants within a reasonable period before the beginning of each Plan Year (or in the Plan Year an Employee becomes eligible, within a reasonable period before the Employee becomes eligible), the Plan shall satisfy the notice requirements.  Notwithstanding the foregoing general rule, a notice shall be deemed to have been provided in timely manner if the notice is provided to each Employee who is eligible to participate in the Plan for the Plan Year at least thirty (30) days but no more than ninety (90) days before the beginning of the Plan Year.  If an Employee does not receive the notice because he or she only becomes eligible to participate in the Plan after the ninetieth day before the beginning of the Plan Year, the requirement to give the notice will be satisfied if the notice is provided not more than ninety (90) days before the Employee becomes eligible to participate in the Plan, but in no event later than the date the Employee becomes eligible to participate in the Plan.

(iii)      Each Eligible Participant may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described above, as provided for in Section 5.04.

(iv)       The Plan may provide the notice in writing or by electronic means.  If provided electronically, the notice must be no less understandable than a written paper document and at the time of delivery of the electronic notice, the Employee is advised that he or she may request to receive the notice in writing at no additional charge.

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ARTICLE VI

PROVISIONS APPLICABLE TO TOP HEAVY PLANS

6.01     In General.  For any Top Heavy Plan Year, the Plan shall provide the minimum contribution for Non-Key Employees described in Section 4.04.

If the Plan is or becomes a Top Heavy Plan, the provisions of this Article will supersede any conflicting provisions in the Plan.

6.02     Determination of Top Heavy Status.

(a)       This Plan shall be a Top Heavy Plan for any Plan Year if any of the following conditions exists:

(i)        If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)       If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top heavy ratio for the group of plans exceeds 60 percent.

(iii)      If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60 percent.

(b)       The Plan top heavy ratio shall be determined as follows:

(i)        Defined Contribution Plans Only: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan, as defined in Code Section 408(k)) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability), both computed in accordance with Code Section 416 and the

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regulations thereunder.  Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(ii)       Defined Contribution and Defined Benefit Plans: If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date(s) (5-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability).

(iii)      Determination of Values of Account Balances and Accrued Benefits: For purposes of (i) and (ii) above the value of Account balances and the present value of Accrued Benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was Key Employee in a prior year, or (2) who has not had at least one Hour of Service with the Employer at any time during the 1-year period ending on the determination date will be disregarded.  The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Tax Deductible Voluntary Employee contributions will not be taken into account for purposes of computing the top-heavy ratio.  When aggregating plans the value of

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account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(l)(C).

(c)       Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(d)       Required aggregation group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

(e)       Determination date: The last day of the preceding Plan Year.

(f)       Present Value: Present value shall be based on the 1971 Group Annuity Table, unprojected for post-retirement mortality, with no assumption for pre-retirement withdrawal and interest at the rate of 5% per annum.

ARTICLE VII

LIMITATIONS ON ALLOCATIONS

(See Sections 7.12-7.16 for definitions applicable to this Article VII).

7.01     If the Participant does not participate in, and has never participated in another qualified plan, a welfare benefit fund (as defined in Code Section 419(e)), an individual medical account (as defined in Code Section 415(l)(2)) or a simplified employee pension (as defined in Code Section 408(k)), maintained by the Employer, the amount of Annual Additions which may be credited to the Participant’s Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.  If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

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7.02     Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s annual Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

7.03     As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.04     Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the Annual Additions (within the meaning of Code Section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the Final Treasury Regulations under Code Section 415.

7.05     (a)       Aggregation and Disaggregation of Plans. Sections 7.06 through 7.11 apply if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan, a welfare benefit fund, an individual medical account or a simplified employee pension maintained by the Employer during any Limitation Year. The term “Employer” for this purpose means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Treasury Regulation Section 1.414(c)-5, as modified by Treasury Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(i)         A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Treasury Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii)       With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the

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Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b)       Break-Up of an Affiliate Employer or an Affiliated Service Group. For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.”  For purposes of this paragraph, a “formerly affiliated plan” of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c)       Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s Account after the date on which the plans are required to be aggregated.

7.06     The Annual Additions which may be credited to a Participant’s Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account under the other plans, welfare benefit funds, individual medical accounts and simplified employee pensions for the same Limitation Year.  If the Annual Additions with respect to the Participant under other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.  If the Annual Additions with respect to the

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Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Accounts under this Plan for the Limitation Year.

7.07     Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 7.02.

7.08     As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

7.09     If, pursuant to Section 7.08, or as a result of the allocation of forfeitures, a Participant’s Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

7.10     If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

(i)      the total Excess Amount allocated as of such date, times

(ii)     the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

7.11     Any Excess Amount attributed to this Plan will be disposed of in the manner described in Section 7.04.

(Sections 7.12 - 7.16 are definitions used in this Article VII).

7.12     Annual Additions.  The sum of the following amounts credited to a Participant’s Accounts for the Limitation Year except as otherwise provided below.

(i)      Employer contributions (including Salary Reduction Contributions);

(ii)     Employee contributions;

(iii)    forfeitures; and

(iv)     allocations under a simplified employee pension.

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Employee and Employer make-up contributions under USERRA received during the current Limitation Year shall be treated as Annual Additions with respect to the Limitation Year to which the make-up contributions are attributable.

For this purpose, any Excess Amount applied under Section 7.11 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), which is part of a defined benefit pension plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan.  Also, amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Code Section 419(A)(d)(3), or under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

Restorative Payments. Annual Additions shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

Other Amounts. Annual Additions shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Section 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a Participant from the Plan; (4) Catch-up Contributions; and (5) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D), as well as Employer restorations of benefits that are required pursuant to such repayments, as provided for in Section 13.11.

7.13     Defined Contribution Dollar Limitation.  $53,000 (in 2015) as adjusted for increases in the cost of living in accordance with Code Section 415(d).

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7.14     Employer.  For purposes of this Article, Employer shall mean the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Section 415(h)), all trades or business under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or all members of an affiliated service group (as defined in Code Section 414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

7.15     Excess Amount.  The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

7.16     Maximum Permissible Amount.  The maximum Annual Addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)        the Defined Contribution Dollar Limitation; or

(ii)       100 percent of the Participant’s Compensation for the Limitation Year.

The Compensation limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(c)(1) or 419A(d)(2).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

ARTICLE VIII

PARTICIPANT ACCOUNTS AND VALUATION OF ASSETS

8.01     Participant Accounts.  The Plan Administrator or its agent shall establish a separate recordkeeping account for each Participant showing the fair market value of his or her Plan benefits.  Each Participant’s account may be separated for recordkeeping purposes into the following sub-accounts:  401(k) Account, Roth Elective Deferral Account, Match Contribution Account, Non-Elective Employer Contribution Account, Regular Account, Rollover Account, Tax Deductible Contribution Account and Voluntary Contribution Account and such other accounts as the Plan Administrator shall deem appropriate for each Participant to account for the Participant’s Accrued Benefit.  All contributions by or on behalf of a Participant shall be deposited to the appropriate Account.

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The Plan Administrator shall instruct the Trustee to credit all appropriate amounts to each Participant’s Accounts.  The Plan Administrator shall keep records, which shall include the Account balances of each Participant.

8.02     Valuation of Trust Fund.  As of each Valuation Date the Trustee shall determine (or cause to be determined) the net worth of the assets of the Trust Fund and report such value to the Plan Administrator in writing.  In determining such net worth, the Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such Valuation Date.  In making any such valuation of the Trust Fund, the Trustee shall not include any contributions made by the Employer, which have not been allocated to Participant Accounts prior to such Valuation Date.

ARTICLE IX

401(k) ALLOCATION LIMITATIONS

9.01     Average Actual Deferral Percentage Tests.  This Plan will be treated as meeting the actual deferral percentage test set forth in Code Section 401(k)(3)(A)(ii) in each Plan Year with respect to which the Qualified Automatic Contribution Arrangement provisions of this Plan remain in effect.

9.02     Maximum Salary Reduction Contributions.  No Employee shall be permitted to have Salary Reduction Contributions made under this Plan, other than Catch-up Contributions, during any calendar year in excess of the applicable dollar amount under Code Section 402(g).

9.03     Participant Excess Elective Deferral Claims.  Participants under other plans described in Code Sections 401(k), 408(k) or 403(b) may submit a claim to the Plan Administrator specifying the amount of their Excess Elective Deferral.  Such claim shall: (i) be in writing; (ii) be submitted no later than March 1 of the year after the Excess Elective Deferral was made; and (iii) state that such amount, when added to amounts deferred under other plans described in Code Sections 401(k), 408(k) or 403(b), exceeds the applicable dollar amount under Code Section 402(g)).

9.04     Distribution of Excess Elective Deferrals.  Excess Elective Deferrals adjusted for allocable income (gain or loss), but NOT including any adjustment for income or loss for the period between the end of the Plan Year and the date of the distribution (the “gap period”) shall be distributed to the affected Participant no later than the April 15th date following the calendar year in which such Excess Elective Deferrals were made.

The Plan Administrator may use any reasonable method for computing the income or loss allocable to Excess Elective Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan in allocating income to Participant’s Accounts.  A Plan will not fail to use a reasonable method for computing the income or loss allocable to Excess Elective Deferrals merely because

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the income allocable to Excess Elective Deferrals determined on a date that is no more than seven (7) days before the distribution.

The Plan Administrator may adopt a uniform written administrative policy that permits a Participant (including a Highly Compensated Employee) who has made Salary Reduction Contributions for a year where such contributions include both pre-tax Elective Deferrals and Roth Elective Deferrals to elect whether the Excess Elective Deferrals, are to be attributed to Pre-tax Elective Deferrals or Roth Elective Deferrals or a combination of the two.  In the event that no such administrative policy is adopted, Excess Elective Deferrals will be first attributed to Pre-tax Elective Deferrals, and if such pre-tax contributions are not in an amount sufficient to make full correction, will then be attributed to Roth Elective Deferrals.

No distribution of an Excess Elective Deferral shall be made unless the correcting distribution is made after the date on which the Plan received the Excess Elective Deferral and both the Participant and the Plan designates the distribution as a distribution of an Excess Elective Deferral.

Notwithstanding any provision of this Plan to the contrary, any Match Contributions plus earnings that are attributable to any Excess Elective Deferrals that have been refunded shall be forfeited.  All such forfeitures shall be treated as arising in the Plan Year after that in which the refunded Excess Elective Deferrals were made and shall be used to reduce future Employer Match Contributions.

9.05     Operation in Accordance With Regulations.  The determination and treatment of Excess Elective Deferrals shall be made in accordance with such additional requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE X

401(m) ALLOCATION LIMITATIONS

10.01   Average Contribution Percentage Tests.  This Plan will be treated as meeting the actual contribution percentage test set forth in Code Section 401(m)(2) in each Plan Year with respect to which the Qualified Automatic Contribution Arrangement provisions of this Plan remain in effect.

ARTICLE XI

IN-SERVICE WITHDRAWALS

11.01   Withdrawals from Tax Deductible Contribution or Voluntary Contribution Accounts.  A Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts in his or her Tax Deductible Contribution Account or Voluntary Contribution Account.

11.02   Withdrawals from Match Contribution, 401(k) Account, Roth Elective Deferral Account, and Non-Elective Employer Contribution Accounts.  At any time after a

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Participant attains Age 59½ or is Totally and Permanently Disabled, a Participant shall have the right to request the Plan Administrator for a withdrawal in cash of amounts from the vested portion of his or her Match Contribution Account, 401(k) Account,  or Roth Elective Deferral Account.  A Participant who has attained age 59½ or is Totally and Permanently Disabled may also withdraw any part or all of the vested portion of his or her Non-Elective Employer Contribution Account.

A Participant who is an Employee shall have the right at any time to request the Plan Administrator for a withdrawal in cash of his or her Salary Reduction Contributions and 401(k) Employer Contributions made by the Employer to the Plan on his or her behalf, with earnings accrued thereon as of December 31, 1988 for “financial hardship”.

The Plan Administrator shall determine whether an event constitutes a financial hardship as provided for in this Section.  Any such determination shall be based upon non-discriminatory rules and procedures, which shall be conclusive and binding upon all persons. The amount of a distribution based upon “financial hardship,” less any income and penalty taxes, shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Employee.

In determining whether a hardship distribution is permissible the following special rules shall apply:

(i)        The following are the only financial needs considered immediate and heavy:

A.        Expenses incurred or necessary for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) of the Employee, his or her spouse, children and other dependents;

B.        The cost directly related to the purchase (excluding mortgage payments) of the principal residence of the Employee;

C.        Payment of tuition and related educational expenses (including but not limited to expenses associated with room and board) for up to the next twelve (12) months of post-secondary education for the Employee, his or her spouse, children or other dependents as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B);

D.        The need to prevent eviction of the Employee,  from, or a foreclosure on the mortgage of, the Employee’s principal residence;

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E.        Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, child or dependent as defined in Code Section 152 without regard to Code Section 152(d)(1)(B); or

F.        Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(ii)       A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

A.        The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

B.        All plans maintained by the Employer provide that the Employee’s Salary Reduction Contributions (and any other Employee contributions) will be suspended for six months after the receipt of the hardship distribution; provided that in the case of any Employee who has made an Affirmative Election, Salary Reduction Contributions, if any, under such an election shall resume at the end of such suspension period and provided further that in the case of an Eligible Participant who has not made an Affirmative Election, Automatic Contributions shall resume at the end of such suspension period subject to the provisions of Section 5.05; and

C.        The distribution, less any income and penalty taxes, is not in excess of the amount of an immediate and heavy financial need.

The processing of applications and any distributions of amounts under this Section shall be made as soon as administratively feasible.

11.03   Withdrawals from Regular or Rollover Accounts.  Once a Participant has participated in the Plan for two years, at any time thereafter the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to his or her Rollover Account.  A Participant may request a withdrawal of cash amounts allocated to his or her Rollover Account immediately upon the Trustee’s receipt of such Rollover Contribution.  Once a Participant’s Regular Account is 100% vested the Participant shall have the right at any time to request the Plan Administrator for a withdrawal in cash of amounts allocated to such Account; provided,  however, that unless the Participant is over Age 59½ or is Permanently and Totally Disabled, the amount subject to withdrawal shall not include amounts attributable to contributions made to the Regular Account during the two-year period preceding the date of payment.

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11.04   Rules for In-Service Withdrawals.  The Plan Administrator may impose a dollar minimum for partial withdrawals and may implement on a uniform and nondiscriminatory basis, an ordering rule for in-service withdrawals from a Participant’s Account.  If the amount in the Participant’s appropriate Account is less than the minimum, the Plan Administrator shall pay the Participant the entire amount then in the Participant’s Account from which the withdrawal is to be made if a withdrawal of the entire amount is otherwise permissible under the rules set forth in this Article.  If the entire amount cannot be paid under such rules, whatever amount is permissible shall be paid.

In the case of a withdrawal from a Rollover Account described in Section 13.03, if necessary to comply with the joint and survivor rules of Code Sections 401(a)(11) and 417, the Plan Administrator shall require the consent of any Participant’s spouse before making any in-service withdrawal.  Any such consent shall satisfy the requirements of Section 13.08.

Any amount to be withdrawn shall be payable as of the Valuation Date coincident with or next following the date which is 15 days following receipt of the written request by the Plan Administrator.

ARTICLE XII

PLAN LOANS

12.01   General Rules.  Upon the application of any Participant or Beneficiary the Plan Administrator may enter into a loan agreement with such person and authorize the Trustee to make a loan pursuant thereto.  The amount of any such loan and the provisions for its repayment shall be in accordance with such non-discriminatory rules and procedures as are adopted by the Plan Administrator and uniformly applied to all borrowers.  Such written procedures shall be part of this Plan document.

Applications for loans will be made to the Plan Administrator using forms provided by the Plan Administrator.  Loan applications meeting the requirements of this Article will be granted and all borrowers must execute a promissory note meeting the requirements of this Article.

Plan loans shall be granted on a uniform nondiscriminatory basis, so that they are available to all borrowers on a reasonably equivalent basis and are not made available to highly compensated Employees or officers of the Employer in an amount greater than the amount made available to other Employees.  Loans will be made available to Former Participants to the extent required by regulations issued by the Department of Labor under ERISA Section 408(b) and to other participants as needed to satisfy Code Section 401(a)(4) and the regulations thereunder.  Such loans shall be adequately secured, shall bear a reasonable rate of interest and shall provide for periodic repayment over a reasonable period of time, all in accordance with the Plan Administrator’s rules and procedures for Plan loans.

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To the extent required under Code Sections 401(a)(11) and 417 and the regulations thereunder, a Participant must obtain the consent of his or her spouse, if any, within the 180-day period before the time the Participant’s Accrued Benefit is used as security for a Plan loan.  A new consent is required if the Accrued Benefit is used for any increase in the amount of security.  The consent shall comply with the requirements of Code Section 417, but shall be deemed to meet any requirements contained in such section relating to the consent of any subsequent spouse.

If the Plan Administrator approves a request for a loan, funds shall be withdrawn from the recordkeeping sub-accounts, including Roth Elective Deferrals, in the order specified in the loan policy provided that Tax Deductible Voluntary Contributions, plus earnings thereon, may not be used as security for Plan loans.

The Plan Administrator may not require a minimum loan amount greater than $1,000.

No loan shall be made to the extent such loan when added to the outstanding balance of all other loans to the borrower would exceed one-half (½) of the present value of the nonforfeitable Accrued Benefit of the borrower under the Plan (but not more than $50,000 reduced by the difference between the highest outstanding balance during the previous 365 days and the current outstanding balance).

For purposes of calculating the above limitations, all loans and accrued benefits from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), (c) and (m) are aggregated.

The Plan Administrator shall determine a reasonable rate of interest for each loan by identifying the rate(s) charged for similar and equivalent commercial loans by institutions in the business of making loans.  No loan shall be granted to any borrower or other person who already has a total of two loans or more outstanding under this Plan or any other plan maintained by the Employer or who is in default on any loan.

The Plan Administrator may direct the Trustee to deduct from a Participant’s Accounts under the Plan a reasonable fee (as determined by the Committee) to offset the cost of processing and administering the loan.

12.02   Loan Repayments.  The borrower shall repay any loan in accordance with the loan agreement.  Loans shall provide for periodic repayment, with payment to be no less frequent than quarterly over a period not to exceed five (5) years; provided,  however, that loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of a Participant, may provide for periodic repayment, with payment to be no less frequent than quarterly over a reasonable period of time that exceeds five (5) years.

In the event the loan is not repaid within the time period prescribed, the Plan Administrator shall direct the Trustee to deduct the total amount due and payable, plus interest thereon, from distributable amounts in the borrower’s Accounts.  If distributable amounts in the borrower’s Accounts are not sufficient to repay such amount, the Plan Administrator shall enforce the terms of any agreement providing

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additional security for the loan and shall pursue such other remedies available at law to collect the indebtedness.

In the event of a loan default, attachment of the borrower’s Accrued Benefit will not occur until a distributable event occurs in the Plan.  Default shall occur upon the earlier of any uncured failure to make payments in accordance with the promissory note or the death of the borrower.

Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

ARTICLE XIII

RETIREMENT, TERMINATION AND DEATH BENEFITS

13.01   Retirement or Termination from Service.  The Accrued Benefit of each Employee who was hired prior to December 2, 1986 and who became a Participant in the Plan on or prior to January 1, 1989, shall be 100% vested and nonforfeitable at all times.  The Regular Account of Employees who are hired on or after December 2, 1986 and who become Participants after December 31, 1988 shall vest according to the following schedule:

Completed Years of Service	Vested Percentage
Less Than 2	0
2	25
3	50
4	75
5	100

The Match Contribution and Non-Elective Employer Contribution Accounts of each Employee who was hired after December 1, 1986 shall be 50% vested and nonforfeitable after the completion of one Year of Service and 100% vested and nonforfeitable after the completion of two Years of Service.  Provided,  however, that the Match Contribution and Non-Elective Employer Contribution Accounts of such Employees shall be 100% vested and nonforfeitable at all times for such Employees who completed at least one Hour of Service on or before December 31, 2004. Notwithstanding the foregoing provisions of this paragraph, the Match Contribution and Non-Elective Employer Contribution Accounts of each Employee whose employment with The Hanover Insurance Company was terminated in connection with the sale of Citizen’s Management, Inc. on or about April 30, 2012 shall be 100% vested and nonforfeitable upon his or her termination of employment.  Notwithstanding the foregoing provisions of this paragraph, the Match Contribution and Non-Elective Employer Contribution Accounts of each of the following two Employees whose employment with The Hanover Insurance Company was terminated in connection with a transaction between AIX and First Community Insurance Company pursuant to a certain Market Facilitation Agreement dated February 14, 2013 shall be 100% vested and nonforfeitable upon his or her termination of employment: Peggy Carreira and Maida Pacheco.

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Any amendment to the above provisions of this Section, including the above vesting schedule, shall comply with the requirements of Section 19.03.

Notwithstanding the foregoing, each actively employed Participant’s Accrued Benefit shall become 100% vested and nonforfeitable when the Participant attains his or her Normal Retirement Age, dies, or becomes Totally and Permanently Disabled.

The Salary Reduction Contributions, Employer Match Contributions contributed to the Plan for Plan Years commencing prior to January 1, 2005, 401(k) Employer Contributions, Tax Deductible Contributions and Voluntary After-Tax Contributions of all Participants, plus earnings thereon, shall be 100% vested and nonforfeitable at all times.

Upon a Participant’s attainment of his or her Normal Retirement Age or termination of employment, the Participant shall be entitled to a benefit that can be provided by the value of his or her vested Accrued Benefit in accordance with the provisions of this Article.

The Plan Administrator shall notify the Trustee when the Normal Retirement Age or termination of employment of each Participant shall occur and shall also advise the Trustee as to the manner in which retirement or termination benefits are to be distributed to a Participant, subject to the provisions of this Article.  Upon receipt of such notification and subject to the other provisions of this Article, the Trustee shall take such action as may be necessary in order to distribute the Participant’s vested Accrued Benefit.

A  Participant whose employment status changes from that of a common law employee to that of a “leased employee” within the meaning of Code Section 414(n) shall not be considered to have a severance from employment for the purposes of this Section and this Article (unless the safe harbor plan requirements described in Code Section 414(n)(5) are met).

13.02   Late Retirement Benefits.  If a Participant shall continue in active employment following his or her Normal Retirement Age, he or she shall continue to participate under the Plan and Trust.  Except as provided in Section 13.06, upon actual retirement such Participant shall be entitled to a benefit that can be provided by the value of his or her Accrued Benefit.  Late Retirement benefits shall be distributed in accordance with the further provisions of this Article.

13.03   Death Benefits.  If a Participant or Former Participant shall die prior to the commencement of any benefits otherwise provided under this Article XIII, except as provided below, his or her Beneficiary shall be entitled to a lump sum death benefit equal to the amount credited to the Participant’s Account as of the date the Plan Administrator receives due proof of the Participant’s death.  In lieu of receiving benefits in a lump sum, a Beneficiary may elect to receive benefits under any option described in Section 13.06; provided that in lieu of receiving a lump sum death benefit, and except with respect to amounts held in a Rollover Account as described

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below in this Section, the Beneficiary of a Participant may only elect to receive benefits under the installment payment option described in Section 13.06.

Notwithstanding anything in the Plan to the contrary, if a Participant or Former Participant is married on the date of his or her death, Plan pre-retirement death benefits will be paid to the Participant’s or Former Participant’s then spouse unless such spouse has consented to payment to another Beneficiary, as provided in Section 13.08.

Notwithstanding the first paragraph, if a Rollover Account is being maintained for a married Participant who dies prior to the commencement of Plan benefits and if any portion of the amount in the Rollover Account is attributable to amounts transferred directly (or indirectly from another transferee Plan) to this Plan from a defined benefit pension plan, from a money purchase pension plan or from a stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to the Participant, the amount in the Rollover Account will be used to purchase a life annuity for the Participant’s spouse unless the Participant has requested that the Rollover Account be distributed in a different form or be paid to another Beneficiary.  Any such request must be made during the election period, which shall begin on the first day of the Plan Year in which the Participant attains Age 35 and shall end on the date of the Participant’s death.  If a Participant severs employment prior to the first day of the Plan Year in which Age 35 is attained, with respect to the value of the Rollover Account as of the date of separation, the election period shall begin on the date of separation.  Any such request must be consented to by the Participant’s spouse.  To be effective, the spousal consent must meet the requirements of Section 13.08.  Any annuity provided with a portion of Participant’s Rollover Account in accordance with this paragraph shall be payable for the life of the Participant’s spouse and shall commence on the date the Participant would have attained Age 55 or, if the Participant was over Age 55 on the date of his or her death, such life annuity shall commence immediately.  At the request of the spouse, such Rollover Account may be used to purchase a life annuity or may be taken in another form allowed under the Plan at an earlier or later commencement date.

If a Participant shall die subsequent to the commencement of any benefit otherwise provided under this Article XIII, the death benefit, if any, shall be determined in accordance with the benefit option in effect for the Participant.

The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the Accounts of a deceased Participant or a deceased Former Participant, as the Administrator deems necessary.  The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive and binding on all persons.

13.04   Death Benefits Under USERRA.  In the case of a Participant who dies while performing qualified military service as defined in Code Section 414(u), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the

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Participant resumed and then terminated employment on account of death.  Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

13.05   Designation of Beneficiary.  Each Participant shall designate his or her Beneficiary on a form provided by the Plan Administrator, and such designation may include primary and contingent beneficiaries; provided,  however, that if a Participant or Former Participant is married on the date of his or her death, the Participant’s then spouse shall be the Participant’s Beneficiary unless such spouse consented to the designation of another Beneficiary in accordance with Section 13.08.  If a Participant does not designate a Beneficiary and is not married at the date of his or her death, the estate of the Participant shall be deemed to be the designated Beneficiary. If a Participant has completed a Beneficiary designation in which the Participant designates his or her spouse as the Beneficiary, and the Participant and the Participant’s spouse are legally divorced subsequent to the date of such designation, then the designation of such spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation by completing a new Beneficiary designation form.

A  designated Beneficiary shall include a non-spouse designated Beneficiary.  For this purpose, a non-spouse designated Beneficiary means a designated Beneficiary other than (i) a surviving spouse (as defined in Section 13.08) or (ii) a spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order.

13.06   Distribution of Benefits.  The Plan Administrator shall direct the Trustee to make payment of any benefits provided under this Article XIII upon the event giving rise to distribution of such benefit, or within 60 days thereafter.

All distributions under this Plan will be made in accordance with Code Section 401(a)(9), including the incidental death benefit requirements of Code Section, §401(a)(9)G, Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, and any other provisions reflecting Code Section 401(a)(9) that are prescribed in revenue rulings, notices and other guidance published in the Internal Revenue Bulletin.  The Plan provisions reflecting Code Section 401(a)(9) shall override any distribution options set out in the Plan that are inconsistent with Code Section 401(a)(9).

Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(i)        the Participant attains Age 65;

(ii)       occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

(iii)      the Participant terminates service with the Employer.

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Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution when a benefit is immediately distributable, within the meaning of Section 13.12, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.  Except as provided in this Article, in no event will benefits begin to be distributed prior to the later of Age 62 or Normal Retirement Age without the consent of the Participant.

Except as provided below and in Sections 13.03, 13.07, 13.11 and 13.12, if benefits become payable to a Participant as a result of termination of employment or retirement, the Participant’s vested Accrued Benefit shall be distributed by the Trustee in such manner as the Participant shall direct, in accordance with one or more of the options listed below.  Provided,  however, that a married Participant may not elect an option involving a life contingency without the consent of his or her spouse.  To be effective, the spousal consent must meet the requirements of Section 13.08.

Notwithstanding the foregoing, if on the date of severance from employment of a married Participant prior to the attainment of his or her Qualified Early Retirement Age a Rollover Account as described in Section 13.03 is being maintained for the Participant, such Account will remain in force until the Former Participant attains Age 55 when, if the Former Participant is then married, the value of such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity for the benefit of the Former Participant and his or her then spouse.  At any time prior to the date of purchase, the Former Participant may request that his or her Rollover Account be distributed under one or more of the options listed below; provided,  however, that if the Former Participant is married on the date of the request, the Former Participant’s then spouse must consent thereto.  To be effective, the spousal consent must meet the requirements of Section 13.08.  If a Former Participant who was married on the date of his or her severance from employment is not married at Age 55, at Age 55 the Former Participant’s Rollover Account (as described in Section 13.03) shall be distributed by the Trustee in such manner as the Former Participant shall direct, in accordance with one or more of the options listed below.  If a Former Participant entitled to a deferred benefit pursuant to this paragraph dies prior to Age 55 and prior to commencement of Plan benefits, his or her Beneficiary shall be entitled to a death benefit pursuant to Section 13.03.

If a Qualified Joint and Survivor Annuity is not required under the above rules or pursuant to Section 13.07, the portion of the Participant’s Accrued Benefit that is attributable to a Rollover Account as described in Section 13.03 shall be distributed by the Trustee in such manner as the Participant shall elect, in accordance with one or more of the following methods of distribution, which may be paid in cash or in kind, or a combination of them;  provided that an in-kind distribution shall only be available with respect to an annuity contract that is purchased by the Trustee at the time of distribution:

(i)        One lump sum payment.

(ii)       An annuity for the life of the Participant.

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(iii)      An annuity for the joint lives of the Participant and his or her spouse with 50%, 66 2/3%, 75% or 100% (whichever is specified when this option is elected) of such amount payable as an annuity for life to the survivor.  No further benefits are payable after the death of both the Participant and his or her spouse.

(iv)      An annuity for the life of the Participant with installment payments for a period certain not longer than the life expectancy of the Participant.

(v)        Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

The portion of the Participant’s Accrued Benefit that is not attributable to a Rollover Account as described in Section 13.03 shall be distributed by the Trustee in such manner as the Participant shall elect, in accordance with one or more of the following methods of distribution, which shall be paid in cash:

(i)        One lump sum payment.

(ii)       Installment payments for a period certain not longer than the life expectancy of the Participant and his or her spouse.

All optional forms of benefits shall be actuarially equivalent.

~~Notwithstanding anything in the Plan to the contrary, any annuity policy which is distributed by the Trustee shall provide by its terms that the same shall not be sold, transferred, assigned, discounted, pledged or encumbered in any way except to or through the insurer, and then only in accordance with a right conferred under the terms of the annuity policy.~~

Notwithstanding anything in the Plan to the contrary, the entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70½;  provided,  however, that a Participant, who is not a Five Percent Owner and who does not retire by the end of the calendar year in which such Participant reaches age 70½, may elect to defer their Required Beginning Date to the first day of April of the calendar year following the calendar year in which the Participant retires.  If, after the date of such election, a Participant becomes a Five Percent Owner, the Required Beginning Date is the first day of April following the later of: (i) the calendar year in which the Participant attains age 70½; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant retires.

Notwithstanding any provisions of this Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would

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have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

13.07   Automatic Joint and Survivor Annuity.  Notwithstanding anything in Section 13.06 to the contrary, if a Rollover Account as described in Section 13.03 is being maintained for a married Participant and if Plan benefits become payable to such Participant on or after the Participant’s Qualified Early Retirement Age, such Rollover Account will be used to purchase a Qualified Joint and Survivor Annuity unless the Participant has elected otherwise.  To be effective, any election out of a Qualified Joint and Survivor Annuity must be consented to by the Participant’s spouse at the time Plan benefits become payable.  Any election (by a Participant on whose behalf a Rollover Account as described in Section 13.03 is maintained) out of a Qualified Joint and Survivor Annuity must be in writing and may be made during the election period, which shall be the 180-day period ending on the annuity starting date.

13.08   Participant Elections and Spousal Consents.  Married Participants may choose a Beneficiary other than their spouse or, in the case of a Rollover Account described in Section 13.03, may choose a form of retirement benefit other than a Qualified Joint and Survivor Annuity.  Any Beneficiary designation shall be in accordance with the requirements of Section 13.05.  Any election (by a Participant on whose behalf a Rollover Account as described in Section 13.03 is maintained) out of a Qualified Joint and Survivor Annuity must be in writing and may be made during the election period, which shall be the 180-day period ending on the annuity starting date.  To be effective, any designation of a Beneficiary who is not the spouse of the Participant on the date of the Participant’s death or any such election out of the Qualified Joint and Survivor Annuity must be consented to by Participant’s spouse.  For purposes of this Section the term “spouse” means the spouse of the Participant on the date of the Participant’s death or on the date Plan benefits commence, whichever is applicable; provided that a former spouse will be treated in the same manner as a spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

To be effective, spousal consent must be in writing on a form furnished by or satisfactory to the Plan Administrator and witnessed by a Plan representative or notary public.  Provided,  however, spousal consent shall not be required under such circumstances as may be prescribed by the Plan Administrator in accordance with rules and regulations promulgated by the Secretary and the Treasury.  Any spousal consent will be valid only with respect to the spouse who signs the consent.  Additionally, a revocation of an election out of a Qualified Joint and Survivor Annuity may be made by a Participant without the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.

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13.09   Distribution to a Minor Participant or Beneficiary.  In the event a distribution is to be made to a minor, then the Plan Administrator may, in the Administrator’s sole discretion, direct that such distribution be paid to the legal guardian of the minor, or if none, to a parent of such minor or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such minor under the Uniform Gift to Minors Act, if such is permitted by the laws of the state in which said minor resides.  Such a payment to the legal guardian or parent of a minor or to such a custodian shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

13.10   Location of Participant or Beneficiary Unknown.  In the event that all, or any portion, of the distribution payable to a Participant or his or her Beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the payee’s last known address, and after reasonable effort, to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be forfeited and allocated in accordance with the terms of this Plan.  In the event a Participant or Beneficiary is located subsequent to his or her benefit being forfeited, such benefit shall be restored.

13.11   Forfeitures; Restoration of Benefits Upon Reemployment.  If a Participant terminates from employment, the Participant’s vested Accrued Benefit shall be deferred to the earliest of the Participant’s death, Total and Permanent Disability or attainment of Normal Retirement Age, at which time such vested benefit shall be payable in accordance with Sections 13.06 and 13.13.

Notwithstanding the foregoing, such a Participant may elect to have payments commence at any time after termination in accordance with Section 13.06.  Partial distributions of vested benefits will not be permitted except in accordance with Section 13.06.  The non-vested portion of the Participant’s Accrued Benefit shall be forfeited when the Participant incurs five consecutive One Year Breaks in Service or, if earlier, when the Participant or his or her spouse (or surviving spouse) receives a distribution of his or her vested Accrued Benefit. If the value of the Participant’s vested Accrued Benefit is zero when the Participant terminates employment, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.

Except as provided below, the non-vested portion of the Accrued Benefit of any terminated Participant will be used to reduce Employer Match Contributions for the Plan Year in which the forfeiture occurs and for subsequent Plan Years, if necessary.

A Participant who severs employment and who subsequently resumes employment with the Employer will again become a Participant when the Participant becomes an Eligible Employee.   If a Former Participant is subsequently reemployed, the following rules shall also be applicable:

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(i)        If any Former Participant shall be reemployed by the Employer before incurring five consecutive One Year Breaks in Service, and such Former Participant had received a distribution of his or her vested Accrued Benefit prior to his or her reemployment, his or her forfeited Account balance shall be reinstated if he or she repays the full amount attributable to Employer Contributions which was distributed to him or her, not including, at the Participant’s option, amounts attributable to any Salary Reduction Contributions.  Such repayment must be made by the Former Participant before the date on which the individual incurs five consecutive One Year Breaks in Service following the date of distribution.  A Participant who was deemed to have received a distribution of his or her vested amount shall be deemed to have repaid such amount as of the first date on which he or she again becomes a Participant.  In the event the Former Participant does repay the full amount distributed to him or her, the forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the date of distribution.

(ii)       Restorations of forfeitures will be made as of the date that the Plan Administrator is notified that the Trustee has received the required repayment.  Any forfeiture amount that must be restored to a Participant’s Account will be taken from any forfeitures that have not yet been applied and, if the amount of forfeitures available for this purpose is insufficient, the Employer will make a timely supplemental contribution of an amount sufficient to enable the Trustee to restore the forfeiture amount to the Participant’s Account.

(iii)      If a Former Participant resumes service after incurring five consecutive One Year Breaks in Service, forfeited amounts will not be restored under any circumstances.

If a Former Participant resumes service before incurring five consecutive One Year Breaks in Service, both the pre-break and post-break service will count in vesting both any restored pre-break and post-break employer-derived Account balance.

13.12   Restrictions on Immediate Distributions.

(a)        If the value of a Participant’s vested Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Accrued Benefit.

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Except as provided below, the consent of the Participant and the Participant’s spouse shall be obtained in writing within the 180-day period ending on the annuity starting date.  The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form.  The Plan Administrator shall notify the Participant and/or the Participant’s spouse of the right to defer any distribution until the Participant’s Accrued Benefit is no longer immediately distributable and the consequences of failing to defer receipt of the distribution.  Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), if applicable, and shall be provided no less than 30 days and no more than 180 days prior to the annuity starting date.

However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is not one to which Code Section 417 applies, the Participant is clearly informed of his or her right to take 30 days after receiving the notice to decide whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects to receive the distribution prior to the expiration of the 30-day minimum period.

If a distribution is one to which Code Sections 411(a)(11)(A) and 417 applies, a Participant may commence receiving a distribution in a form other than a Qualified Joint and Survivor Annuity less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity; (2) the Participant is permitted to revoke any affirmative distribution election at least until the Distribution Commencement Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (3) the Distribution Commencement Date is after the date the written explanation was provided to the Participant.  The Distribution Commencement Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period.  For the purposes of this paragraph, the Distribution Commencement Date is the date a Participant commences distributions from the Plan.  If a Participant commences distribution with respect to a portion of his/her Account Balance, a separate Distribution Commencement Date applies to any subsequent distribution.  If distribution is made in the form of an annuity, the Distribution Commencement Date is the first day of the first period for which annuity payments are made.

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Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable.  Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant, only the Participant need consent to the distribution of an Accrued Benefit that is immediately distributable.  The consent of the Participant or the Participant’s spouse shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.  In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Accrued Benefit may, without the Participant’s consent, be distributed to the Participant.  However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Accrued Benefit will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

13.13   Rollovers to Other Qualified Plans.

(a)        Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a Direct Rollover.    For purposes of determining the portion of a disbursement of benefits from the Plan to a distributee that is not includible in gross income under Code Section 72, the guidance under I.R.S. Notice 2014-54 shall be followed.

(b)       Definitions.

(i)         Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code

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Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any corrective distributions of Excess Elective Deferrals or Roth Elective Deferrals under Code Section 402(g), and the income attributable thereto; and any other distribution(s) that is reasonably expected to total less than $200 during a year.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or 408(b), or to a qualified plan described in Code Section 401(a) or an annuity plan described in Code Section 403(a), or to an annuity contract described in Code Section 403(b), which plan or contract agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Such portion may also be transferred to a Roth IRA.

(ii)       Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified Plan described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution,  an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  An Eligible Retirement Plan shall also include a Roth individual retirement account as described in Code Section 408A.

(iii)       Distributee: A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(iv)       Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.  A Direct Rollover of a distribution from a Roth Elective Deferral Account under this Plan will be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

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Notwithstanding the provisions of this Plan relating to required minimum distributions under Code Section 401(a)(9),  and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs (as defined in Section 13.06), but only if paid with an additional amount that is an eligible rollover distribution without regard to IRC §401(a)(9)(H), will be treated as eligible rollover distributions.

(c)        A non-spouse Beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account or an individual retirement annuity as defined in Code Section 408(a) and 408(b) or Roth IRA as defined in Code Section 408A, that is established on behalf of the Beneficiary.  In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.    If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

A non-spouse Beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance.  If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3 Q&A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.

13.14   Payment under Qualified Domestic Relations Orders.  Notwithstanding any provisions of the Plan to the contrary, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order, provided that such Order (i) does not require the Plan to provide any type or form of benefits, or any option, that is not otherwise provided hereunder, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

To the extent required or permitted by any such Order, at any time on or after the date the Plan Administrator has determined that the Order is a Qualified Domestic Relations Order, the alternate payee shall have the right to request the Plan Administrator to commence distribution of benefits under the Plan regardless of

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whether the Participant is otherwise entitled to a distribution at such time under the Plan.  Except as specifically provided in a Qualified Domestic Relations Order, amounts distributed under this Section shall be taken pro rata from the investment options in which each of the Participant’s Accounts is invested.  The Plan Administrator shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

13.15   USERRA.

(a)        Severance from Employment.  An individual shall be treated as having been severed from employment for purposes of Code Section 401(k)(2)(B)(i)(I) during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).  If an individual performing such service in the uniformed services elects to receive a distribution by reason of severance from employment, the individual may not make a Salary Reduction Contribution or other Employee contribution during the 6-month period beginning on the date of the distribution.

(b)       Qualified Reservist Distribution under USERRA.  A Participant who is ordered or called to active duty may take a Qualified Reservist Distribution if the following are satisfied:

(1)        the distribution consists solely of elective deferrals (Salary Reduction Contributions);

(2)        the Participant was ordered or called to active duty for a period in excess of one hundred and seventy nine (179) days or for an indefinite period; and

(3)       the distribution from the Plan is made during the period which begins on the date of such order or call and ends at the close of the active duty period.

The ten percent (10%) early withdrawal penalty tax will not apply to a qualified reservist distribution, which meets the requirements stated above.

ARTICLE XIV

PLAN FIDUCIARY RESPONSIBILITIES

14.01   Plan Fiduciaries.  The Plan Fiduciaries shall be:

(i)        the Trustee(s) of the Plan;

(ii)       the Plan Administrator; and

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(iii)       such other person or persons as may be designated by the Plan Administrator in accordance with the provisions of this Article XIV.

14.02   General Fiduciary Duties.  Each Plan Fiduciary shall discharge his or her duties solely in the interest of the Participants and their Beneficiaries and act:

(i)        for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(ii)       with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(iii)      by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, if the Fiduciary has the responsibility to invest plan assets; and

(iv)       in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of current laws and regulations.

Each Plan Fiduciary shall perform the duties specifically assigned to him or her.  No Plan Fiduciary shall have any responsibility for the performance or non-performance of any duties not specifically allocated to him or her.

14.03   Duties of the Trustee(s).  The specific responsibilities and duties of the Trustee(s) are set forth in the Trust Indenture between the Employer and the Trustee(s).  In general the Trustee(s) shall:

(i)         invest Plan assets, subject to directions from the Plan Administrator or from any duly appointed investment manager;

(ii)        maintain adequate records of receipts, disbursements, and other transactions involving the Plan; and

(iii)       prepare such reports, statements, tax returns and other forms as may be required under the Trust Indenture or applicable laws and regulations.

14.04   Powers and Duties of the Plan Administrator.  The Plan Administrator is the Benefits Committee.  The Plan Administrator shall have the power, discretionary authority, and duty to interpret the provisions of the Plan and to make all decisions and take all actions that shall be necessary or proper in order to carry out the provisions of the Plan.  Without limiting the generality of the foregoing, the Plan Administrator shall:

(i)         monitor compliance with the provisions of ERISA and other applicable laws with respect to the Plan;

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(ii)        establish an investment policy and funding method consistent with objectives of the Plan and with the requirements of applicable laws and regulations;

(iii)      invest Plan assets except to the extent that the Plan Administrator has delegated such investment duties to an investment manager;

(iv)       evaluate from time to time investment policy and the performance of any investment manager or investment advisor appointed by it;

(v)        interpret and construe the Plan in order to resolve any ambiguities therein;

(vi)       determine all questions concerning the eligibility of any person to participate in the Plan, the right to and the amount of any benefit payable under the Plan to or on behalf of an individual and the date on which any individual ceases to be a Participant, with any such determination to be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan;

(vii)      establish guidelines as required for the orderly and uniform administration of the Plan;

(viii)     exercise overall control of the operation and administration of the Plan in matters not allocated to some other Fiduciary by the terms of this Plan;

(ix)       administer the Plan on a day-to-day basis in accordance with the provisions of this Plan and all other pertinent documents;

(x)        retain and maintain Plan records, including Participant census data, participation dates, compensation records, and such other records necessary or desirable for proper Plan administration;

(xi)       prepare and arrange for delivery to Participants of such summaries, descriptions, announcements and reports as are required to be given to Participants under applicable laws and regulations;

(xii)      file with the U.S. Department of Labor, the Internal Revenue Service and other regulatory agencies on a timely basis all required reports, forms and other documents;

(xiii)     prepare and furnish to the Trustee(s) sufficient records and data to enable the Trustee(s) to properly perform its obligations under the Trust Indenture; and

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(xiv)     to take appropriate actions required to correct any errors made in determining the eligibility of any Employee for benefits under the Plan or the amount of benefits payable under the Plan and in correcting any error made in computing the benefits of any Participant or Beneficiary, the Plan Administrator may make equitable adjustments (an increase or decrease) in the amount of any future benefits payable under the Plan, including the recovery of any overpayment of benefits paid from the Plan as provided in Treasury Regulation Section 1.401(a)‑13(c)(2)(iii).

The Plan Administrator may appoint or employ such advisers or assistants as the Plan Administrator deems necessary and may delegate to any one or more of its members any responsibility it may have under the Plan or designate any other person or persons to carry out any responsibility it may have under the Plan.

Notwithstanding any provisions elsewhere to the contrary, the Plan Administrator shall have total discretion to fulfill the above responsibilities as the Plan Administrator sees fit on a uniform and consistent basis and as the Plan Administrator believes a prudent person acting in a like capacity and familiar with such matters would do.

14.05   Designation of Fiduciaries.  The Plan Administrator shall have the authority to appoint and remove Trustee(s) in accordance with the Trust Indenture.  The Plan Administrator may appoint and remove an investment manager and delegate to said investment manager power to manage, acquire or dispose of any assets of the Plan.

While there is an investment manager, the Plan Administrator shall have no obligation under this Plan with regard to the performance or non-performance of the duties delegated to the investment manager.

The Plan Administrator shall appoint all other Fiduciaries of this Plan.  In making its appointment or delegation of authority, the Plan Administrator may designate all of the responsibilities to one person or it may allocate the responsibilities, on a continuing basis or on an ad hoc basis, to one or more individuals either jointly or severally.  No individual named a Fiduciary shall have any responsibility for the performance or non-performance of any responsibilities or duties not allocated to him or her.

The appointing authority of a Fiduciary shall periodically, but not less frequently than annually, review the performance of each fiduciary appointed in order to carry out the general fiduciary duties specified in Section 14.02 and, where appropriate, take or recommend remedial action.

14.06   Delegation of Duties by a Fiduciary.  Except as provided in this Plan or in the appointment as a Fiduciary, no Plan Fiduciary may delegate his or her fiduciary responsibilities.  If authorized by the appointing authority, a Fiduciary may appoint such agents as may be deemed necessary and delegate to such agents any non-fiduciary powers or duties, whether ministerial or discretionary.  No Fiduciary or agent of a Fiduciary who is a full-time employee of the Employer will receive any

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compensation from the Plan for his or her services, but the Employer or the Plan shall pay all expenses that such employee reasonably incurs in the discharge of his or her duties.

ARTICLE XV

BENEFITS COMMITTEE

15.01   Appointment of Benefits Committee.  The Benefits Committee shall consist of three or more members appointed from time to time by the president of the Employer (the “President”), who shall also designate one of the members as chairman.  Each member of the Benefits Committee and its chairman shall serve at the pleasure of the President.

15.02   Benefits Committee to Act by Majority Vote, etc.  The Benefits Committee shall act by majority vote of all members.  All actions, determinations, interpretations and decisions of the Benefits Committee with respect to any matter within their jurisdiction will be conclusive and binding on all persons.  Any person may rely conclusively upon any action if certified by the Benefits Committee.

Notwithstanding the above, a member of the Benefits Committee who is also a Participant shall not vote or act upon any matter relating solely or primarily to him or herself.

15.03   Records and Reports of the Benefits Committee.  The Benefits Committee shall keep a record of all of its proceedings and acts, and shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan and file or deliver to Participants and their Beneficiaries whatever reports are required by any regulatory authority.

15.04   Costs and Expenses of Administration.  Notwithstanding any provisions of the Plan to the contrary (but subject to the provisions of Section 12.01), all clerical, legal and other expenses of the Plan and the Trust, including Trustee’s fees, shall be paid by the Plan, except to the extent the Employer elects to pay such amounts; provided,  however, that if the Employer pays such amounts it shall be reimbursed by the Trust for such amounts unless the Employers elects not to be so reimbursed.

15.05   Indemnification of the Plan Administrator and Assistants.  The Employer shall indemnify and defend to the extent permitted under the By-Laws of the Employer any Employee or former Employee (i) who serves or has served as a member of the Benefits Committee, (ii) who has been appointed to assist the Benefits Committee in administering the Plan, or (iii) to whom the Benefits Committee has delegated any of its duties or responsibilities against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith and without gross negligence; provided that such Employee or former Employee is not otherwise indemnified or saved harmless under any liability insurance or other indemnification arrangement.

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ARTICLE XVI

INVESTMENT OF THE TRUST FUND

16.01   In General.  Subject to the direction of the Plan Administrator or any duly appointed investment manager in accordance with Section 14.05, the Trustee shall receive all contributions to the Trust and shall hold, invest and control the whole or any part of the assets in accordance with the provisions of the annexed Trust Indenture.

16.02   Investment of the Trust Fund.  In order to provide retirement and other benefits for Plan Participants and their Beneficiaries, the Trustee shall invest Plan assets in one or more permissible investments specified in the Trust Indenture (“Permissible Investments”).

All collective investment trusts and group trusts shall also conform to the terms of the Plan.

This Plan is intended to comply with the requirements of ERISA Section 404(c). Each Participant is responsible and has sole discretion to give directions to the Trustee in such form as the Trustee may require concerning the investment of his or her Accrued Benefit in one or more of the Permissible Investments, which directions must be followed by the Trustee.  The designation by a Participant of the allocation of his Accrued Benefit among the Permissible Investments may be made from time to time, with such frequency and in accordance with such procedures as are established and set forth in the Trust Indenture and applied in a uniform nondiscriminatory manner.  Any such procedure shall he communicated to the Participants and designed with the intention of permitting the Participants to exercise control over the assets in their respective accounts within the meaning of ERISA Section 404(c) and the regulations thereunder.

Neither the Plan Administrator, the Trustee,  the Employer nor any other person shall be under any duty to question any investment, voting or other direction of the Participant or make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder.  All such directions may be of continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require.  Neither the Plan Administrator, the Trustee, the Employer nor any other person shall be responsible or liable for any costs losses or expenses which may arise or result from or be related to the compliance or refusal or failure to comply with any directions from the Participant.  The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole or absolute discretion, deems such direction improper by virtue of applicable law or regulations.  For purposes of this Section, all references to “Participant” shall include all Beneficiaries of Participants who are deceased and any Alternate Payees under a Qualified Domestic Relations Order, as provided for in Section 19.01.

16.03   Default Investment.

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(a)        General Rules.

(i)        Qualified Default Investment Alternative.  If a Participant or Beneficiary has the opportunity to direct the investment of the assets in his or her Account (but does not direct the investment of such assets), then such assets in his or her Account will be invested in a Qualified Default Investment Alternative.

(ii)       Transfer from Qualified Default Investment Alternative.    Any Participant or Beneficiary on whose behalf assets are invested in a Qualified Default Investment Alternative may transfer, in whole or in part, such assets to any other investment alternative available under the Plan with a frequency consistent with that afforded to a Participant or Beneficiary who elected to invest in the Qualified Default Investment Alternative, but not less frequently than once within any 3-month period.

(iii)       No Fees during First 90 Days.  Any Participant’s or Beneficiary’s election to make such transfer from the Qualified Default Investment Alternative or other first investment in a Qualified Default Investment Alternative on behalf of a Participant or Beneficiary, will not be subject to any restrictions, fees or expenses (including surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the investment), except as permitted in Department of Labor Regulation Section 2550.404c–5(c)(5)(ii)(B).

(iv)      Limited Fees after First 90 Days.  Following the end of the 90-day period described in paragraph (iii), any transfer described in paragraph (ii) above shall not be subject to any restrictions, fees or expenses not otherwise applicable to a Participant or Beneficiary who elected to invest in that Qualified Default Investment Alternative.

(v)        Materials Must Be Provided.  A Plan fiduciary shall provide to a Participant or Beneficiary the materials set forth in Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B)(1)(viii) and (ix) and Department of Labor Regulation Section 404c-1(b)(2)(i)(B)(2) relating to a Participant’s or Beneficiary’s investment in a Qualified Default Investment Alternative.

(b)        Notice Requirements.  The following provisions apply to the notice required by a Qualified Default Investment Alternative:

(i)        Manner.  Such notice will be written in a manner calculated to be understood by the average Plan Participant.

(ii)       Content.  Such notice will contain the following:

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A.        A description of the circumstances under which assets in the individual account of a Participant or Beneficiary may be invested on behalf of the Participant or Beneficiary in a Qualified Default Investment Alternative; and, if applicable, an explanation of the circumstances under which Automatic Contributions will be made on behalf of a Participant, the percentage of Compensation that such Automatic Contributions represent, and the right of the Participant to elect not to have such made on the Participant’s behalf (or to elect to have Salary Reduction Contributions made at a different percentage);

B.         An explanation of the right of Participants and Beneficiaries to direct the investment of assets in their individual accounts;

C.         A description of the Qualified Default Investment Alternative, including a description of the investment objectives, risk and return characteristics (if applicable), and fees and expenses attendant to the Qualified Default Investment Alternative;

D.        A description of the right of the Participants and Beneficiaries on whose behalf assets are invested in a Qualified Default Investment Alternative to direct the investment of those assets to any other investment alternative under the Plan, including a description of any applicable restrictions, fees or expenses in connection with such transfer; and

E.          An explanation of where the Participants and Beneficiaries can obtain investment information concerning the other investment alternatives available under the Plan.

(iii)      Timing.  The Participant or Beneficiary on whose behalf an investment in a Qualified Default Investment Alternative may be made must be furnished such notice during the following periods:  (1) At least 30 days in advance of the Participant’s eligibility to participate in the Plan, or at least 30 days in advance of the date of any first investment in a Qualified Default Investment Alternative on behalf of a Participant or Beneficiary; and (2) Within a reasonable period of time of at least 30 days in advance of each subsequent Plan Year.

ARTICLE XVII

CLAIMS PROCEDURE

17.01   Claims Fiduciary.  The Plan Administrator will act as Claims Fiduciary except to the extent that the Plan Administrator has delegated the function to some other person or persons, committee or entity.

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Notwithstanding any provision elsewhere to be contrary, the Claims Fiduciaries shall have total discretion to fulfill their fiduciary duties as they see fit on a uniform and consistent basis as they believe a prudent person acting in a like capacity and familiar with such matters would do.

17.02   Claims for Benefits.  Claims for benefits under the Plan may be filed with the Plan Administrator on forms supplied by the Employer.  For the purpose of this procedure, “claim” means a request for a Plan benefit by a Participant or a Beneficiary of a Participant.  If the basis of the claim includes documentation not a part of the records of the Plan or of the Employer, all such documentation must be included with the claim.

17.03   Notice of Denial of Claim.  If a claim is wholly or partially denied, the Plan Administrator shall notify the claimant of the denial of the claim within a reasonable period of time.  Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (A) the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (D) an explanation of the Plan’s claim review procedure.  Unless special circumstances require an extension of time for processing the claim, the Plan Administrator shall notify the claimant of the claim denial no later than ninety (90) days after receipt of the claim.  If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the final decision.

17.04   Request for Review of Denial of Claim.  Within 120 days of the receipt of the claimant of the written notice of the denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Plan Administrator to conduct a full and fair review of the denial of the claimant’s claim for benefits.  In connection with the claimant’s appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

17.05   Decision on Review of Denial of Claim.  The Plan Administrator shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days, after the receipt of the claimant’s request for review, except that if there are special circumstances, which require an extension of time for processing, the aforesaid 60-day period may be extended to 120 days.  Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include specific reasons for the decision, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

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17.06   Limitations Periods for Filing Claims and Legal Actions.  To be considered timely filed under the Plan’s claims procedures and notwithstanding anything in this Plan to the contrary, a claim for benefits filed after January 31, 2016 must be filed with the appropriate Claims Fiduciary under Sections 17.02 or 17.04 before the first (1st) anniversary of the date on which claimant knew or reasonably should have known of the principal facts upon which the claim is based.  Notwithstanding anything in this Plan to the contrary, a legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA Section 502, ERISA Section 510 or under any other provision of law, whether statutory or not, may not be brought after January 31, 2016 by any claimant on any matter pertaining to this Plan unless the legal action is initiated in the proper forum before the earlier of (i) the expiration of thirty (30) completed calendar months after the date on which the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) the expiration of six (6) completed calendar months after the claimant has exhausted the applicable claims procedures under this Plan. For the purpose of applying this Section, knowledge of all facts that the Participant knew or reasonably should have known will be imputed to every claimant who is, or who purports to be, a Beneficiary of the Participant or otherwise purports to derive an entitlement to a Plan benefit or a Plan right by reference to the Participant.

Exhaustion of the Plan’s claims procedures is mandatory for every claim and dispute of whatever nature or from whatever source and arising under this Plan.  As to such claims and disputes, no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under ERISA Section 502, ERISA Section 510 or under any other provision of law, whether or not statutory, until the applicable claims procedures set forth in the Plan have been exhausted in their entirety.

In any legal action described in this Section, all explicit and all implicit determinations by the Administrator, any Claims Fiduciary and all other persons determining or reviewing claims in such legal action (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

Any interpretation, determination or other action of such persons shall be subject to change only if it was arbitrary or capricious or a more serious abuse of discretion.  Any external review of a final decision or action by such persons reviewing a claim under this Plan shall be based only on such evidence presented to or considered by such persons at the time they made the decision or decisions that are the subject of review.

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ARTICLE XVIII

AMENDMENT AND TERMINATION

18.01   Employer May Amend Plan.  The Plan may be modified or amended in whole or in part by the action of the Board of Directors of the Employer at any time or times, and retroactively if it is deemed advisable by the Directors to conform the Plan to conditions which must be met to qualify the Plan or the Trust Indenture for tax benefits available under the applicable provisions of the Internal Revenue Code as it exists at any such time or times; provided,  however, that no such modifications or amendment shall make it possible for any part of the Trust Fund to be used for purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Notwithstanding the above paragraph, an amendment to the Plan may not decrease a Participant’s Accrued Benefit, and may not reduce or eliminate a benefit, right or feature of this Plan that is protected under Code Section 411(d)(6) (except as provided for by the Code or the Treasury Regulations issued thereunder) determined immediately prior to the date of adoption, or if later, the effective date of the amendment.  Should any early retirement benefit or other optional retirement benefits be changed by amendment to this Plan, all benefits accrued prior to the date of such amendment shall not be reduced.

18.02   Employer May Discontinue Plan.  The Employer reserves the right at any time to partially terminate the Plan or to terminate the Plan in its entirety.  Any such termination or partial termination of such Plan shall become effective immediately upon receipt by the Trustee of a copy of the vote or resolutions of the Directors of the Employer terminating its Plan, certified as true and correct by the clerk or secretary of the Employer.  A partial plan termination shall be deemed to have occurred based on the facts and circumstances in existence at the time as required by Section 1.411(d)-2(b)(1) of the Treasury Regulations and Revenue Ruling 2007-43 and upon any such partial termination, the rights of all affected employees to the amounts credited to their accounts shall be non-forfeitable.

In the event of termination of the Plan there shall be a 100% vesting and nonforfeitability of all rights and benefits under this Trust and Plan irrespective of the length of participation under the Plan.  However, the Trust shall remain in existence, and all of the provisions of the Trust shall remain in force, which are necessary in the sole opinion of the Trustees other than the provisions relating to Employer and Employee contributions.  All of the assets on hand on the date specified in such resolution shall be held, administered and distributed by the Trustees in the manner provided in the Plan, except that a Participant shall have a 100% vested and nonforfeitable interest in his or her Accounts, subject to Section 18.05.

Subject to Section 18.05, any other remaining assets of the Trust Fund shall also be vested in Participants on a pro rata basis based on their respective Accrued Benefit in relation to the aggregate of the Accrued Benefits of all Participants.  In the event of a

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partial termination of Plan, this Section will only apply to those Participants who are affected by such partial termination of Plan.  In the event that the Board of Directors of the Employer shall decide to terminate completely the Plan and Trust, they shall be terminated as of a date to be specified in certified copies of its resolution to be delivered to the Trustees.  Upon termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Participants’ Accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Participant shall be entitled to receive in cash any amounts then credited to his or her Participants’ Accounts.

18.03   Discontinuance of Contributions.  In the event that the Employer shall completely discontinue its contributions, each Participant or Beneficiary of a Participant affected shall be fully vested in any values credited to his or her Participant’s Accounts.  All of the assets on hand on the date contributions are discontinued shall be held, administered and distributed by the Trustees in the manner provided in the Plan.

18.04   Merger and Consolidation of Plan, Transfer of Plan Assets or Liabilities.  In the case of any merger, consolidation with or transfer of assets or liabilities by the Employer to another plan, each Participant in the Plan on the date of the transaction shall have a benefit in the surviving plan (determined as if such plan were terminated immediately after the transaction) at least equal to the benefit to which he or she would have been entitled to receive immediately prior to the transaction if the plan had then terminated.

18.05   Return of Employer Contributions Under Special Circumstances.  Notwithstanding any provisions of this Plan to the contrary:

(a)        Any monies or other Plan assets held in Trust by the Trustee attributable to any contributions made to this Plan by the Employer because of a mistake of fact may be returned to the Employer within one year after the date of contribution.

(b)        Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the initial qualification of the Plan, as amended, under the Internal Revenue Code may be refunded to the Employer; provided that:

(i)        the Plan amendment is submitted to the Internal Revenue Service for qualification within one year from the date the amendment is adopted, and

(ii)       Such contribution that was made conditioned upon Plan requalification is returned to the Employer within one year after the date the Plan’s requalification is denied.

(c)        Any monies or other Plan assets held in Trust by the Trustee attributable to any contribution made by the Employer which is conditional on the deductibility of such contribution may be refunded to the Employer, to the extent the deduction is disallowed under Code Section 404, within one year after the date of such disallowance.

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ARTICLE XIX

MISCELLANEOUS

19.01   Protection of Employee Interest.  No Participant, Beneficiary or other person, including alternate payees entitled to benefits pursuant to a Qualified Domestic Relations Order, shall have the right to assign, pledge, alienate or convey any right, benefit or payment to which he or she shall be entitled in accordance with the provisions of the Plan, and any such attempted assignment, pledge, alienation or conveyance shall be null and void and of no effect.  To the extent permitted by law, none of the benefits, payments, proceeds or rights herein created and provided for shall in any way be subject to any debts, contracts or engagements of any Participant, Beneficiary, alternate payee or other person entitled to benefits hereunder, nor to any suits, actions or other judicial process to levy upon or attach the same for the payment thereof.  Provided,  however, that this provision does not preclude the Plan Administrator from complying with the terms of a Qualified Domestic Relations Order.

If any Participant shall attempt to alienate or assign his or her interest provided by the Plan, the Plan Administrator shall take such steps as it deems necessary to preserve such interest for the benefit of the Participant or his or her Beneficiary.

Notwithstanding anything in this Section or in the Plan to the contrary, the Plan Administrator (i) shall comply with the terms of any Qualified Domestic Relations Order, as described in Code Section 414(p) entered on or after January 1, 1985, and (ii) shall comply with the terms of any domestic relations order entered before January 1, 1985 if the Administrator is paying benefits pursuant to such order on such date.

19.02   USERRA Compliance.  Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the rules and requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 and Code Section 414(u).

19.03   Amendment to Vesting Schedule.  No amendment to the Plan vesting schedule shall deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment.  Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment.  The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(i)        60 days after the amendment is adopted;

(ii)       60 days after the amendment becomes effective; or

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(iii)      60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

19.04   Meaning of Words Used in Plan.  Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply.  Wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Titles used herein are for general information only and this Plan is not to be construed by reference thereto.

19.05   Plan Does Not Create Nor Modify Employment Rights.  The Plan and Trust shall not be construed as creating or modifying any contracts of employment between the Employer and any Participant.  All Employees of the Employer shall be subject to discharge to the same extent that they would have been if the Plan and Trust had never been adopted.

19.06   Massachusetts Law Controls.  This Plan shall be governed by the laws of the Commonwealth of Massachusetts to the extent that they are not pre-empted by the laws of the United States of America.

19.07   Payments to Come from Trust Fund.  All benefits and amounts payable under the Plan or Trust Indenture shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Plan Administrator assumes any liability or responsibility therefor.

19.08   Receipt and Release for Payments.  Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan and Trust, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, any of whom may require such Participant, legal representative, Beneficiary, guardian, custodian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

19.09   Electronic Communications.  Any electronic communications made by the Plan to Participants in regards to eligible rollover distribution tax notices, Participant consents to distributions, and tax withholding notices shall comply with the requirements contained in Treasury Regulation Section 1.401(a)-21, in addition to all otherwise applicable requirements relating to the specific communication.

19.10   Plan Interpretation.    If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by all Plan fiduciaries in a fashion consistent with its intent, as determined

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by the Employer in its sole discretion.  The Employer shall amend the Plan retroactively to cure any such ambiguity.  This Section may not be invoked by any person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by Plan fiduciaries.

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EXECUTED, this 26th day of January, 2016.

The Hanover Insurance Company

By:	/s/ Elena Patronas
Name: Elena Patronas
Title: Vice President

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APPENDIX A

Special provisions applicable to Employees formerly employed by One Beacon Insurance Group, LTD. or a business entity affiliated with One Beacon Insurance Group, LTD.

Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to each person (i) who became employed by the Employer on or after December 3, 2009, in connection with the transactions contemplated by the Renewal Rights and Asset Purchase Agreement dated December 3, 2009 by and among The Hanover Insurance Company, The Hanover Insurance Group, Inc., One Beacon Insurance Group, LTD. and certain business entities affiliated with One Beacon Insurance Group, LTD. and (ii) who was employed by One Beacon Insurance Group, LTD. or a business entity affiliated with One Beacon Insurance Group, LTD. immediately before being employed by the Employer:

1.         For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with One Beacon Insurance Group, LTD. or any business entity affiliated with One Beacon Insurance Group, LTD. from his most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer to the same extent as though such period were a period of employment with the Employer.

2.         Any compensation paid to any such person by One Beacon Insurance Group, LTD. or a business entity affiliated with One Beacon Insurance Group, LTD. prior to the date on which such person became employed by the Employer shall NOT be taken into account for the purposes of this Plan.

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APPENDIX B

Special provisions applicable to Employees formerly employed by (i) Campania Holding Company, Inc. or its direct or indirect subsidiaries (“Campania”); (ii) Benchmark Professional Insurance Services, Inc. or its direct or indirect subsidiaries (“Benchmark”); or (iii) Insurance Company of the West or its direct or indirect subsidiaries (“ICW”).

Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to each person who became employed by the Employer:

•

On or about January 15, 2010, in connection with the transactions contemplated by the Stock Purchase Agreement by and among The Hanover Insurance Group, Inc., Richard J. O’Gorman, Katherine Dimitrakopoulos and Benchmark Professional Insurance Services, Inc. dated January 15, 2010, and who was employed by Benchmark immediately before being employed by the Employer;

•

On about March 31, 2010, in connection with the transactions contemplated by the Stock Purchase Agreement by and among The Hanover Insurance Group, Inc., Iona LLC, Campania Holding Company, Inc. and the Principal Members of Iona, LLC, dated January 15, 2010, and who was employed by Campania immediately before being employed by the Employer; or

•

On or after July 8, 2010, in connection with the transactions contemplated by Surety Business Transition Agreement by and among Insurance Company of the West, certain of its insurance company subsidiaries and The Hanover Insurance Company dated July 8, 2010, and who was employed by ICW immediately before being employed by the Employer.

1.         For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with, as applicable, Campania, Benchmark or ICW, that immediately preceded his or her employment with the Employer, from his or her most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer to the same extent as though such period were a period of employment with the Employer.

2.         Any compensation paid to any such person by, as applicable, Campania, Benchmark or ICW prior to the date on which such person became employed by the Employer shall NOT be taken into account for the purposes of this Plan.

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APPENDIX C

Special provisions applicable to Employees formerly employed by (i) Professionals Direct, Inc. or its direct or indirect subsidiaries (“PDI”); (ii) Verlan Holdings, Inc. or its direct or indirect subsidiaries (“Verlan”); or (iii) AIX Holdings, Inc. or its direct or indirect subsidiaries (“AIX”).

(a)        PDI

Pursuant to a certain Agreement and Plan of Merger by and among Professionals Direct, Inc., Hanover Acquisition Corp. and The Hanover Insurance Group, Inc. dated June 25, 2007, on September 14, 2007 (the “PDI Closing Date”), an Affiliate of the Employer acquired Professionals Direct, Inc. and its subsidiaries.  Employees of PDI who continued to be employed by PDI after the PDI Closing Date (“PDI Closing Hires”) remained employees of PDI (now an Affiliate of Employer) on a separate PDI payroll up to and through December 31, 2007 (the “PDI Transition Period”) when their employment was transferred from PDI to the Employer.

(1)        Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to PDI Closing Hires:

(i)        PDI Closing Hires shall be eligible to participate in the Plan, subject to its provisions, effective as of the PDI Closing Date and to the same extent that such employees would otherwise have been eligible to participate in the Plan had such PDI Closing Hires commenced employment with the Employer on the PDI Closing Date.

(ii)       For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with PDI that immediately preceded his or her employment with the Employer, from his or her most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer (or if terminated during the PDI Transition Period, until the date of termination) to the same extent as though such period were a period of employment with the Employer.

(iii)      Any compensation paid to any such person by PDI prior to the PDI Closing Date shall NOT be taken into account for the purposes of this Plan.

(b)       Verlan

(1)        Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to each person who became employed by the Employer effective on or about March 14, 2008, in connection with the transactions contemplated by the Agreement and Plan of Merger by and among The Hanover Insurance Group, Inc., Northdale Acquisition Corp. and Verlan

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Holdings, Inc. dated January 10, 2008, and who was employed by Verlan immediately before being employed by the Employer;

(i)         For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with Verlan that immediately preceded his or her employment with the Employer, from his or her most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer to the same extent as though such period were a period of employment with the Employer.

(ii)        Any compensation paid to any such person by Verlan prior to the date on which such person became employed by the Employer shall NOT be taken into account for the purposes of this Plan.

(c)       AIX

Pursuant to a certain Stock Purchase Agreement by and among AIX Holdings, Inc., certain of its shareholders and The Hanover Insurance Group, Inc. dated August 5, 2008, on November 28, 2008 (the “AIX Closing Date”), an Affiliate of the Employer acquired AIX Holdings, Inc. and its subsidiaries.  Employees of AIX who continued to be employed by AIX after the AIX Closing Date (“AIX Closing Hires”) remained employees of AIX (now an Affiliate of Employer) on a separate AIX payroll up to and through December 31, 2009 (the “AIX Transition Period”) when the employment of these employees was transferred from AIX to the Employer.  Additionally, those employees hired by AIX during the AIX Transition Period (“AIX Transition Hires”) also remained employees of AIX on a separate AIX payroll until the expiration of the AIX Transition Period when such employees were transferred from AIX to the Employer.

(1)        Notwithstanding anything elsewhere in the Plan to the contrary, the following special rules shall apply to AIX Closing Hires and AIX Transition Hires:

(i)         AIX Closing Hires shall be eligible to participate in the Plan, subject to its provisions, effective as of the AIX Closing Date and to the same extent that such employees would otherwise have been eligible to participate in the Plan had such AIX Closing Hires commenced employment with the Employer on the AIX Closing Date.

(ii)        AIX Transition Hires shall be eligible to participate in the Plan, subject to its provisions, effective as of as their date of hire by AIX and to the same extent that such employees would otherwise have been eligible to participate in the Plan had such AIX Transition Hires commenced employment with the Employer on their date of hire with AIX.

(iii)      For the purposes of vesting, each such person shall be given a past service credit under the Plan for his or her period of employment with

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AIX that immediately preceded his or her employment with the Employer, from his or her most recent date of hire as shown on records furnished to the Employer to and including the date on which such person became employed by the Employer (or if terminated during the AIX Transition Period, until the date of termination) to the same extent as though such period were a period of employment with the Employer.

(iv)       Any compensation paid to any such person by AIX prior to the AIX Closing Date shall NOT be taken into account for the purposes of this Plan.

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